                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                         ----------------------------

                                   FORM T-1

                         ----------------------------

             STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE
                 TRUST INDENTURE ACT OF l939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE

                   [_]  CHECK IF AN APPLICATION TO DETERMINE
            ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION
              --------------------------------------------------
              (Exact name of trustee as specified in its charter)


              Not applicable                       06-0850628
           -------------------                   --------------
        (State of incorporation if              (I.R.S. Employer
           not a national bank)                Identification No.)


               777 Main Street, Hartford, Connecticut     06115
  --------------------------------------------------------------------------
            (Address of principal executive offices)    (Zip Code)

        Patricia Beaudry, 777 Main Street, Hartford, CT (203) 728-2065
  --------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                               KMART CORPORATION
  --------------------------------------------------------------------------
              (Exact name of obligor as specified in its charter)

                 Michigan                          38-0729500
      -------------------------------          -------------------
      (State or other jurisdiction of           (I.R.S. Employer
       incorporation or organization)          Identification No.)


           3100 West Big Beaver Road, Troy, Michigan      48084
  --------------------------------------------------------------------------
            (Address of principal executive offices)    (Zip Code)

                           Pass Through Certificates
  --------------------------------------------------------------------------
                      (Title of the indenture securities)

Item l.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject:

               The Comptroller of the Currency,
               Washington, D.C.

               Federal Reserve Bank of Boston
               Boston, Massachusetts

               Federal Deposit Insurance Corporation
               Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers:

               The trustee is so authorized.

Item 2. Affiliations with obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          None with respect to the trustee; none with respect to Hartford National Corporation, Shawmut Corporation, Shawmut Service Corporation and Shawmut National Corporation (the "affiliates").

Item l6. List of exhibits. List below all exhibits filed as a part of this statement of eligibility and qualification.

          l. A copy of the Articles of Association and By-Laws of the trustee as now in effect.

          2. A copy of the Certificate of Authority of the trustee to do Business.

          3.  A copy of the Certification of Fiduciary Powers of the Trustee.

          4. A copy of the By-laws of the trustee are provided in Exhibit 1 referenced above.

          5.  Consent of the trustee required by Section 32l(b) of the Act.

          6. A copy of the latest Consolidated Reports of Condition and Income of the trustee, published pursuant to law or the requirements of its supervising or examining authority.

                                     NOTES


          Inasmuch as this Form T-l is filed prior to the ascertainment by the trustee of all facts on which to base its answer to Item 2, the answer to said
Item is based upon incomplete information. Said Item may, however, be considered correct unless amended by an amendment to this Form T-l.

                                   SIGNATURE


          Pursuant to the requirements of the Trust Indenture Act of l939, the trustee, Shawmut Bank Connecticut, National Association, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Hartford, and State of Connecticut, on the ________day of June, 1995.

                              SHAWMUT BANK CONNECTICUT,
                              NATIONAL ASSOCIATION
                              Trustee



                              By   /s/ Mark A. Forgetta
                                 ---------------------------------------
                                 Mark A. Forgetta
                                 Vice President

                            ARTICLES OF ASSOCIATION

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION

FIRST. The title of this Association, which shall carry on the business of banking under the laws of the United States, shall be "Shawmut Bank Connecticut, National Association".

SECOND. The main office of the Association shall be in Hartford, County of Hartford, State of Connecticut. The general business of the Association shall be conducted at its main office and its branches.

THIRD. The board of directors of this Association shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the board of directors for any reason, including an increase in the number thereof, may be filled by action of the board of directors.

FOURTH. The annual meeting of the shareholders for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the board of directors may designate, on the day of each year specified therefor in the bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the board of directors.

FIFTH. The authorized amount of capital stock of this Association shall be three million five hundred thousand (3,500,000) shares of common stock of the par value of six and 25/100 dollars ($6.25) each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

No holder of shares of the capital stock of any class of the corporation shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion, may from time to time determine and at such price as the board of directors may from time to time fix.

The Association, at any time from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH. The board of directors shall appoint one of its members president of this Association, who shall be chairman of the board, unless the board appoints another director to be the chairman. The board of directors shall have the power to appoint one or more vice presidents; and to appoint a secretary and such other officers and employees as may be required to transact the business of this Association.

The board of directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a board of directors to do and perform.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of the City of Hartford, Connecticut, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

NINTH. The board of directors of this Association, or any three or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

TENTH. Any person, his heirs, executors, or administrators may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Association or any firm, corporation, or organization which he served in any such capacity at the request of the
Association: provided, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the
Association: and, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the board of directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators may be entitled as a matter of law.

The Association may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

ELEVENTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The notice of any shareholders' meeting at which an amendment to the articles of association of this Association is to be considered shall be given as hereinabove set forth.

I hereby certify that the articles of association of this Association, in their entirety, are listed above in items first through eleventh.


                                                  Secretary/Assistant Secretary
- --------------------------------------------------

Dated at                               , as of                                .
        -------------------------------       --------------------------------


Revision of January 11, 1993

                                    BYLAWS
                                      OF
                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION

                                   ARTICLE I

                           MEETINGS OF SHAREHOLDERS

Section 1.1. Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the association, city of Hartford, state of Connecticut or such other places as the board of directors may designate, at 1:00 o'clock, on the third Wednesday of April of each year, or if that date falls on a legal holiday in the state in which the association is located, on the next following banking day. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the board of directors, or, if the directors fail to fix the date, by shareholders representing two-thirds of the shares.

Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or upon call of the Chairman or at the written request of shareholders owning, in the aggregate, not less than ten (10) percent of the stock of the association.

Section 1.3. Notice of Meetings. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every regular annual meeting or special meeting of shareholders shall be given by first-class mail, postage pre-paid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of the association. If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the association becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber-stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 1.6. Voting. In deciding on questions at meetings of shareholders, except in the election of directors, each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each matter submitted to the shareholders at the meeting except in cases where by law a larger vote is required.


                                  ARTICLE II

                                   DIRECTORS

Section 2.1. Board of Directors. The board of directors shall manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the board.

Section 2.2. Number. The board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting thereof.

Section 2.3. Term. The directors of this association shall hold office for one year and until their successors are elected and have qualified.

Section 2.4. Oath. Each person elected or appointed a director of this association must take the oath of such office as prescribed by the laws of the United States. No person elected or appointed a director of this association shall exercise the functions of such office until he has taken such oath.

Section 2.5. Honorary Directors. There may not be more than five honorary directors of the association who shall be entitled to attend meetings of the board and take part in its proceedings but without the right to vote. Honorary directors shall be appointed at the annual meeting of the board of directors to hold office until the next annual meeting provided, however, that the board may at any regularly constituted meeting between annual meetings of the board of directors appoint honorary directors within the limitations imposed by this bylaw.

Section 2.6. Vacancies. Any vacancies occurring in the board of directors for any reason, including an increase in the number thereof, may be filled, in accordance with the laws of the United States, by appointment by the remaining directors, and any director so appointed shall hold office until the next annual meeting and until his successor is elected and has qualified.

Section 2.7. Organization Meeting. The annual meeting of the board of directors shall be held at the main office of the association to organize the new board and appoint committees of the board and officers of the association for the succeeding year, and for transacting such other business as properly may come before the meeting. Such meeting shall be held on the day of the election of directors or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 2.8. Regular Meetings. The regular meetings of the board of directors shall be held, without notice, at the main office, or at such other place as has been duly authorized by the board, on such day and at such time as the board shall determine. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day.

Section 2.9. Special Meetings. Special meetings of the board of directors may be called by the chairman, the president, or at the request of seven or more directors. Each member of the board of directors shall be given notice stating the time and place by telegram, letter, or in person, of each special meeting.

Section 2.10. Quorum. A majority of the members of the board shall constitute a quorum at any meeting. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with these bylaws. If a quorum is present, the board of directors may take action through the vote of a majority of the directors who are in attendance.

Section 2.11. Record Time. The board of directors may fix a day and hour, not exceeding fifty (50) days preceding the date fixed for the payment of any dividend or for any meeting of the shareholders as a record time for the determination of shareholders entitled to receive such dividend, or as the time as of which shareholders entitled to notice of and to vote at such meeting shall be determined, as the case may be, and only shareholders of record at the time so fixed shall be entitled to receive such dividend or to notice of and to vote at such meeting.

Section 2.12. Fees. All directors other than directors who are officers of the association or its affiliates shall be entitled to reasonable fees for their services as such directors and as members of committees of the board, said fees to be fixed by vote of the board.


                                  ARTICLE III

                            COMMITTEES OF THE BOARD

Section 3.1. Executive Committee. The board of directors may establish an executive committee consisting of the chairman, not less than five directors, not officers, who are appointed by the board, and such other directors as the board may appoint. The board shall designate the chairman thereof. The Executive Committee shall possess and may exercise such powers as are provided in these bylaws and all other delegable powers of the board and shall meet at the call of any member thereof. All action of said committee shall be reported to the board at the next regular board meeting thereafter. Four members of the Committee, of whom not less than three shall be directors who are not officers, shall be necessary to constitute a quorum.

Section 3.2. Loan and Investment Committee. The board of directors shall establish a loan and investment committee consisting of the chairman, the president, not less than four directors, not officers, who are appointed by the board, and such other directors as the board may appoint. The committee shall ensure that the association's credit and investment policies are adequate and that lending and investment activities are conducted in accordance with the association's policies and with applicable laws and regulations. The committee shall exercise oversight and receive reports with respect to lending activities and credit risk management. The committee shall also exercise oversight and receive reports with respect to the association's securities portfolio and securities portfolio activities to ensure appropriate portfolio diversification, asset quality, liquidity, and profitability. The committee shall also have oversight responsibilities with respect to the association's investment policy, liquidity policy, liquidity contingency planning and interest rate risk exposure. All action by the committee shall be reported to the board at the next regular board meeting thereafter. Four members of the committee, of whom not less than two shall be directors who are not officers, shall be necessary to constitute a quorum.

Section 3.3. Trust Committee. The board of directors shall establish a trust committee consisting of the president and not less than four directors, not officers, who are appointed by the board and such other directors as the board may appoint. The trust committee shall have authority, between meetings of the board, to discharge the responsibilities of the association with respect to the exercise of fiduciary powers, except as the board may by resolution or other appropriate action otherwise from time to time determine. All action by said committee shall be reported to the board at the next regular board meeting thereafter. Four members of the trust committee, of whom at least two shall be directors who are not officers, shall be necessary to constitute a quorum.

Section 3.4. Audit Committee. The audit committee of Shawmut National Corporation, no member of whom is an officer of the association, is designated to oversee the audit affairs of the association. Members of the association's board of directors, none of whom may be officers of the association, may serve on the audit committee of Shawmut National Corporation. In addition, the board may, from time to time, appoint an audit committee consisting of not less than four members of the board, no one of whom shall be an executive officer of the association, to perform such audit functions as may be assigned by the board. The duty of the audit committee shall be to examine at least once during each calendar year and within 15 months of the last examination of affairs of the association or cause suitable examination to be made by auditors responsible only to the board of directors and to report the result of such examination in writing to the board at the next regular meeting thereafter. Such report shall state whether the association is in a sound condition, whether fiduciary powers have been administered according to law and sound fiduciary principles, whether adequate internal controls and procedures are being maintained, and shall recommend to the board of directors such changes in the manner of conducting the affairs of the association as shall be deemed advisable.

Section 3.5. Community Affairs Committee. The board of directors shall establish a community affairs committee consisting of not less than four directors and such other persons as shall be appointed by the board. The community affairs committee shall oversee compliance by the association with the policies and provisions of the Community Reinvestment Act of 1978, as amended; shall establish and supervise policies relating to voluntary corporate contributions and other matters of business and community conduct, all as the board or the chairman may from time to time specify or request. All actions by said committee shall be reported to the board at the next regular board meeting thereafter. Three members of the committee, of whom at least two shall be directors who are not officers, shall be necessary to constitute a quorum.

Section 3.6. Substitute Committee Members. In the case of the absence of any member of any committee of the board from any meeting of such committee, the directors who are not officers and are present at such meeting, or the senior officer present if no such directors are there, may designate a substitute to serve in lieu of such absent member. Such substitute need not be a director unless such absent member is a director, but in any case when the board of directors shall have designated one or more alternate members for such committee, the substitute shall be selected from such of said alternates as are then available.

Section 3.7. Additional Committees. The board of directors may by resolution designate one or more additional committees, each consisting of two or more of the directors. Any such additional committee shall have and may exercise such powers as the board may from time to time prescribe for furthering the business and affairs of the association.


                                  ARTICLE IV

         WAIVER OF NOTICE; WRITTEN CONSENT; PARTICIPATION BY TELEPHONE

Section 4.1. Waiver of Notice. Notice of the time, place and purpose of any regular meeting of the board of directors or a committee thereof may be waived in writing by any director or member of such committee, as the case may be, either before or after such meeting. Attendance in person at a meeting of the board of directors or a committee thereof shall be deemed to constitute a waiver of notice thereof.

Section 4.2. Written Consent. Unless otherwise restricted by the articles of association or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action to so be taken, shall be signed before or after such action by all of the directors, or all of the members of a committee thereof, as the case may be. Such written consent shall be filed with the records of the association.

Section 4.3. Participation by Telephone. One or more directors may participate in a meeting of the board of directors, of a committee of the board, or of the shareholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in this manner shall constitute presence in person at such meeting.


                                   ARTICLE V

                            OFFICERS AND EMPLOYEES

Section 5.1. Officers. The officers of the association shall consist of a chairman, a president, one or more vice chairmen, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, a secretary, an auditor and such other officers as may be appropriate for the prompt and orderly transaction of the business of the association. Any officer may hold more than one office, except that the chairman and president may not also serve as secretary. The chairman, the president, any vice chairman, and the auditor shall be elected annually by the board of directors to serve for one year and until his successor is elected and qualifies. All other officers shall be appointed to hold office during the pleasure of the board, which may in its discretion delegate the authority to appoint and remove any officer or officers (other than the auditor) below the ranks of president and vice chairman.

Section 5.2. Chairman. The chairman shall preside or designate the presiding officer at all meetings of the board of directors and shareholders. The chairman shall be the chief executive officer of the association unless otherwise designated by the board, and may have and exercise such further powers and duties as from time to time may be conferred upon or assigned to the chairman by the board of directors. The chairman may establish advisory committees for any branch, region, or division of the association to advise on the affairs of such branch, region, or division; provided that such advisory committee members shall not attend meetings of the board of directors or any committee thereof, and shall not participate in the management of the association. If at any time the office of chairman shall be vacant, the powers and duties of that office shall devolve upon the president; if the office of president shall be vacant, the powers and duties of that office shall devolve upon the chairman; and if the office of the chairman and president are vacant, the board shall designate one or more officers of the association to perform the duties of chairman until such time as a new chairman is appointed.

Section 5.3. President. The president shall have general executive powers and may also have and exercise such further powers and duties as may be conferred upon or assigned by the board or the chairman.

Section 5.4. Vice Chairman. Each Vice Chairman shall perform such duties as may be assigned from time to time by the board of directors or the chairman.

Section 5.5. Secretary. The secretary of the association, or other designated officer of the association, shall keep accurate minutes of all meetings of the board of directors; shall attend to the giving of all notices required by these bylaws; shall be custodian of the corporate seal, records, documents and papers of the association; shall provide for the keeping of proper records of all transactions of the association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, or imposed by the bylaws; and shall also perform such other duties as may be assigned from time to time, by the board of directors or the chairman.

Section 5.6. Auditor. The general auditor of the association, or his designee, shall be the officer in charge of auditing. Said officer shall be responsible for the conduct of a program of continuous audits of the association and all of its departments and shall make, or cause to be made, further examinations as he deems necessary or are required from time to time by the responsible audit committee or the board. Said officer shall report the results of audit activities periodically to the responsible audit committee or the board.

Section 5.7. Other Officers. All other officers shall perform such duties and exercise such powers as shall pertain to their respective offices, or as shall be imposed by law, or as may be conferred upon, or assigned to them by the board of directors or the chairman.

Section 5.8. Resignation. An officer may resign at any time by delivering notice to the association. A resignation is effective when the notice is given unless the notice specifies a later effective date.


                                  ARTICLE VI

                               SIGNING AUTHORITY

Section 6.1. Signing Authority. Each officer of this association, excluding the auditor and each other officer whose primary duties are auditing in nature, shall have authority for and on behalf of this association to execute, deliver, sign and endorse checks, drafts, pledges, certificates, receipts for money, warehouse receipts, bills of lading or similar documents, contracts arising in the ordinary course of the business of the association, bankers' acceptances made by the association, commercial credits of the association, securities and property received in trust or for deposit, proxies to vote stock held by the association in any capacity, petitions, foreclosures and other deeds, powers, leases, assignments, discharges, releases, extensions, purchase agreements, conveyances, and other written instruments pertaining to real estate or interest therein and, where indicated, to affix the corporate seal of the association to any of the foregoing; to guarantee and witness signatures upon securities, documents or other written instruments; to purchase, sell, assign, pledge or transfer funds or other securities of the association or within its control as a fiduciary; and, subject to the approval of such officer or committee as the board may designate, to accept trusts and appointments and to execute trust indentures and any other instruments establishing trusts or making appointments. Each officer at the level of senior vice president or above, shall be empowered to authorize another person or persons, whether or not such other person or persons are officers or employees of the association, to sign or endorse any of the foregoing documents on behalf of the association in a particular transaction; but such officer shall by signed entry personally note the fact of such authorization on the records of the association relating to such transaction. The officer in charge of the international division of the association, or in his absence his designee, shall be empowered to authorize another person or persons, whether or not such other person or persons are officers or employees of the association, to execute documents and do such other acts and things as may be required in connection with a particular loan or extension of credit, proceeding before a court or other judicial or administrative body, or other transaction; but such officer shall by signed entry personally note the fact of such authorization on the records of the association relating to such act or transaction. Any one officer at the level of senior vice president or above shall have authority for and on behalf of the association to borrow money. The chairman, the president, any vice chairman, any executive vice president, and the senior vice president or other officer in charge of investment administration or such other officers as may be designated by the chairman may each, acting singly, authorize borrowings and request advances from any Federal Reserve Bank or any Federal Home Loan Bank, as the case may be, and may agree with said bank upon appropriate terms and collateral for such transactions. The officers and other employees of the association shall have such further signature powers as may be specified by the board of directors or by the chairman or his designee.


                                  ARTICLE VII

                         STOCK AND STOCK CERTIFICATES

Section 7.1. Transfers. Shares of stock shall be transferable on the books of the association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The board of directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the association with respect to stock transfer, voting shareholder meetings, and related matters and to protect it against fraudulent transfer.

Section 7.2. Stock Certificates. Certificates of stock shall bear the signature of the chairman or president (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary or assistant secretary, and the seal of the association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the association properly endorsed.

                                 ARTICLE VIII

                                CORPORATE SEAL

Section 8. Corporate Seal. The board of directors shall provide a seal for the association. The secretary shall have custody thereof and may designate such other officers as may have counterparts.


                                  ARTICLE IX

                           MISCELLANEOUS PROVISIONS

Section 9.1. Fiscal Year. The fiscal year of the association shall be the calendar year.

Section 9.2. Records. The articles of association, the bylaws and the proceedings of all meetings of the shareholders, the board of directors, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary or other officer appointed to act as secretary of the meeting.


                                   ARTICLE X

                                    BYLAWS

Section 10. Amendments. These bylaws may be altered, amended, or added to or repealed by a vote of a majority of the members of the board then in office at any meeting, provided that notice thereof shall have been given in the notice of such meeting.


A true copy

Attest:



                                        Secretary/Assistant Secretary
- ---------------------------------------


Dated at                                         , as of                       .
         ---------------------------------------         ----------------------

Revision of January 11, 1993

                                  SCHEDULE A
                                  ----------
                   (Attached to the Trustee's Certificates)
                                      of
                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION

Part I. Officer of Shawmut Bank Connecticut, National Association:


  Name                      Title                         Signature
  ----                      -----                         ---------
Arthur Blakeslee          Assistant Vice President      /s/ Arthur Blakeslee
                                                        ------------------------
Michelle K. Blezard       Corporate Trust Officer       /s/ Michelle K. Blezard
                                                        ------------------------
Bryan R. Calder           Senior Vice President         /s/ Bryan R. Calder
                                                        ------------------------
Steven Cimalore           Vice President                /s/ Steven Cimalore
                                                        ------------------------
Alan B. Coffey            Assistant Vice President      /s/ Alan B. Coffey
                                                        ------------------------
Debra A. Colon            Corporate Trust Officer       /s/ Debra A. Colon
                                                        ------------------------
Jacqueline Connor         Corporate Trust Officer       /s/ Jacqueline Connor
                                                        ------------------------
Mari-Elna DeGuia          Assistant Vice President      /s/ Mari-Elna DeGuia
                                                        ------------------------
Pablo de la Canal         Corporate Trust Officer       /s/ Pablo de la Canal
                                                        ------------------------
Rinette Elovecky          Vice President                /s/ Rinette Elovecky
                                                        ------------------------
Robin Bodell Fisher       Vice President                /s/ Robin Bodell Fisher
                                                        ------------------------
Mark A. Forgetta          Vice President                /s/ Mark A. Forgetta
                                                        ------------------------
Joseph E. Fortuna         Assistant Vice President      /s/ Joseph E. Fortuna
                                                        ------------------------
Gilman N. Gauvin          Vice President                /s/ Gilman N. Gauvin
                                                        ------------------------
Lynnette Hamilton         Vice President                /s/ Lynnette Hamilton
                                                        ------------------------
Elizabeth C. Hammer       Vice President                /s/ Elizabeth C. Hammer
                                                        ------------------------
Michael M. Hopkins        Vice President                /s/ Michael M. Hopkins
                                                        ------------------------
Vito J. Iacovazzi         Vice President                /s/ Vito J. Iacovazzi
                                                        ------------------------
Debra A. Johnson          Corporate Trust Officer       /s/ Debra A. Johnson
                                                        ------------------------
Philip G. Kane, Jr.       Vice President                /s/ Philip G. Kane, Jr.
                                                        ------------------------
Susan T. Keller           Vice President                /s/ Susan T. Keller
                                                        ------------------------
Kathy A. Larimore         Assistant Vice President      /s/ Kathy A. Larimore
                                                        ------------------------
Jeffrey D. Masi           Assistant Vice President      /s/ Jeffrey D. Masi
                                                        ------------------------
Deborah L. McDonald       Vice President                /s/ Deborah L. McDonald
                                                        ------------------------
Frank McDonald, Jr.       Vice President                /s/ Frank McDonald, Jr.
                                                        ------------------------
Susan C. Merker           Assistant Vice President      /s/ Susan C. Merker
                                                        ------------------------
Robert L. Reynolds        Vice President                /s/ Robert L. Reynolds
                                                        ------------------------
Rockwell J. Spalding      Vice President                /s/ Rockwell J. Spalding
                                                        ------------------------
Donnee C. Taylor          Corporate Trust Officer       /s/ Donnee C. Taylor
                                                        ------------------------
Andrea F. Turlo           Vice President                /s/ Andrea F. Turlo
                                                        ------------------------

Part II. Trustee Administrators (authorized only to attest the Seal of Shawmut Bank Connecticut, National Association and signature of any officer named in Part I hereof:

  Name                      Title                         Signature
  ----                      -----                         ---------
Karen R. Felt             Trustee Administrator         /s/ Karen R. Felt
                                                        -----------------------
Shelley Hassett           Trustee Administrator         /s/ Shelley Hassett
                                                        -----------------------
Eileen D. Pepe            Trustee Administrator         /s/ Eileen D. Pepe
                                                        -----------------------
Cheryl Sowers             Trustee Administrator         /s/ Cheryl Sowers
                                                        -----------------------
Anna M. Vignuolo          Trustee Administrator         /s/ Anna M. Vignuolo
                                                        -----------------------

Part III. Authorized Persons (authorized only to attest the Seal of Shawmut Bank Connecticut, National Association and the signature of any officer named in Part I hereof):


  Name                      Title                        Signature
  ----                      -----                        ---------
DANIEL P. BROWN, JR.      AUTHORIZED PERSON           /s/ DANIEL P. BROWN, JR.
                                                      -------------------------
SCOTT L. MURPHY           AUTHORIZED PERSON           /s/ SCOTT L. MURPHY
                                                      -------------------------
THOMAS P. TRESSELT        AUTHORIZED PERSON           /s/ THOMAS P. TRESSELT
                                                      -------------------------
WIILIAM G. ROCK           AUTHORIZED PERSON           /s/ WIILIAM G. ROCK
                                                      -------------------------
DEBORAH SMITH FRISONE     AUTHORIZED PERSON           /s/ DEBORAH SMITH FRISONE
                                                      -------------------------
PAUL R. FISCATELLO        AUTHORIZED PERSON           /s/ PAUL R. FISCATELLO
                                                      -------------------------
LESLIE L. DAVENPORT       AUTHORIZED PERSON           /s/ LESLIE L. DAVENPORT
                                                      -------------------------
THOMAS P. FLYNN           AUTHORIZED PERSON           /s/ THOMAS P. FLYNN
                                                      -------------------------
CARRIE A. BRODZINSKI      AUTHORIZED PERSON           /s/ CARRIE A. BRODZINSKI
                                                      -------------------------

_____________________________________________________________________________

     Comptroller of the Currency
     Administrator of National Banks
_____________________________________________________________________________
     Washington, D.C. 20219





                                  Certificate
                                  -----------

I, Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "Shawmut Bank Connecticut, National Association", Hartford, Connecticut, (Charter No. 1338), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.


                                    IN TESTIMONY WHEREOF, I have hereunto

                                    subscribed my name and caused my seal of

                                    office to be affixed to these presents at

                                    the Treasury Department, in the City of

                                    Washington and District of Columbia, this

                                    14th day of February, 1995.


                                    /s/ Eugene A. Ludwig
                                    ---------------------------------------
                                    Comptroller of the Currency

_____________________________________________________________________________

    Comptroller of the Currency
    Administrator of National Banks
_____________________________________________________________________________
    Washington, D.C. 20219






                       Certification of Fiduciary Powers
                       ---------------------------------

I, Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that the records in this Office evidence "Shawmut Bank Connecticut, National Association", Hartford, Connecticut, (Charter No. 1338), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of The Act of Congress approved September 28, 1962, 76 Stat. 668, 12 U.S.C. 92a. I further certify the authority so granted remains in full force and effect.




                                    IN TESTIMONY WHEREOF, I have hereunto

                                    subscribed my name and caused my seal of

                                    Office of the Comptroller of the Currency to

                                    be affixed to these presents at the Treasury

                                    Department, in the City of Washington and

                                    District of Columbia, this 14th day of

                                    February, 1995.




                                    /s/ Eugene A. Ludwig
                                    ---------------------------------------
                                    Comptroller of the Currency

                                   EXHIBIT 5


                             CONSENT OF THE TRUSTEE
                           REQUIRED BY SECTION 321(b)
                       OF THE TRUST INDENTURE ACT OF 1939
                       ----------------------------------


     The undersigned, as Trustee under an Indenture to be entered into between

KMart Corporation and Shawmut Bank Connecticut, National Association, Trustee,

does hereby consent that, pursuant to Section 321(b) of the Trust Indenture Act of 1939, reports of examinations with respect to the undersigned by Federal,

State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                              SHAWMUT BANK CONNECTICUT,
                              NATIONAL ASSOCIATION
                              Trustee





                              By   /s/ Mark A. Forgetta
                                 -------------------------------
                                 Mark A. Forgetta
                                 Vice President



Dated:

                                       Federal Deposit Insurance Corporation
                                       OMB Number: 3064-0052

                                       Office of the Comptroller of the Currency
                                       OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL        Expires July 31, 1995
- -------------------------------------------------------------------------------
                                 Please refer to page i,              / 1 /
[LOGO]                           Table of Contents, for
                                 the required disclosure
                                 of estimated burden.
- -------------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031
                                                       (950331)
REPORT AT THE CLOSE OF BUSINESS MARCH 31, 1995       -----------
                                                     (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

This report form is to be filed by banks with branches and consolidation subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.
- -------------------------------------------------------------------------------
NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, Susan E. Lester, E.V.P. and C.F.O.
   ----------------------------------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ SUSAN E. LESTER
- -------------------------------------------------------------------------------
Signature of Officer Authorized to Sign Report

April 30, 1995
- -------------------------------------------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ GUNNAR S. OVERSTROM
- -------------------------------------------------------------------------------
Director (Trustee)

/s/ JOEL B. ALVORD
- -------------------------------------------------------------------------------
Director (Trustee)

/s/ DAVID L. EYLES
- -------------------------------------------------------------------------------
Director (Trustee)

- -------------------------------------------------------------------------------

FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.
- -------------------------------------------------------------------------------

FDIC Certificate Number |    |   |   |   |   |
                        ______________________
                            (RCRI 9060)         CALL NO. 190   31  03-31-95

                                                CERT: 02499  10582  STBK 09-0590

                                                SHAWMUT BANK CONNECTICUT,
                                                  NATIONAL A
                                                777 MAIN STREET
                                                HARTFORD, CT  06115



Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

                                                               FFIEC 031
                                                               Page i
                                                                        / 2 /
Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices
_______________________________________________________________________________

TABLE OF CONTENTS
SIGNATURE PAGE                                                 Cover

REPORT OF INCOME

Schedule RI--Income Statement..............................    RI-1,2,3

Schedule RI-A--Changes in Equity Capital...................        RI-4

Schedule RI-B--Charge-offs and Recoveries and
  Changes in Allowance for Loan and Lease Losses...........      RI-4,5

Schedule RI-C--Applicable Income Taxes by
  Taxing Authority.........................................        RI-5

Schedule RI-D--Income from
  International Operations.................................        RI-6

Schedule RI-E--Explanations................................      RI-7,8

REPORT OF CONDITION

Schedule RC--Balance Sheet.................................      RC-1,2

Schedule RC-A--Cash and Balances Due
  From Depository Institutions.............................        RC-3

Schedule RC-B--Securities..................................    RC-3,4,5

Schedule RC-C--Loans and Lease Financing
  Receivables:
  Part I. Loans and Leases.................................      RC-6,7
  Part II. Loans to Small Businesses and
    Small Farms (included in the forms for June 30 only)...    RC-7a,7b

Schedule RC-D--Trading Assets and Liabilities
  (to be completed only by selected banks).................        RC-8

Schedule RC-E--Deposit Liabilities.........................  RC-9,10,11

Schedule RC-F--Only Assets.................................       RC-11

Schedule RC-G--Other Liabilities...........................       RC-11

Schedule RC-H--Selected Balance Sheet Items
  for Domestic Offices.....................................       RC-12

Schedule RC-I--Selected Assets and Liabilities of IBFs.....       RC-13

Schedule RC-K--Quarterly Averages..........................       RC-13

Schedule RC-L--Off-Balance Sheet Items..................... RC-14,15,16

Schedule RC-M--Memoranda...................................    RC-17,18

Schedule RC-N--Past Due and Nonaccrual Loans,
  Leases, and Other Assets.................................    RC-19,20

Schedule RC-O--Other Data for Deposit
  Insurance Assessments....................................    RC-21,22

Schedule RC-R--Risk-Based Capital..........................    RC-23,24

Optional Narrative Statement Concerning the
  Amounts Reported in the Reports of
  Condition and Income.....................................       RC-25

Special Report (TO BE COMPLETED BY ALL BANKS)

Schedule RC-J--Repricing Opportunities (sent only to and to be completed only by savings banks)

DISCLOSURE OF ESTIMATED BURDEN

The estimated average burden associated with this information collection is
30.7 hours per respondent and is estimated to vary from 15 to 200 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, D.C. 20503, and to one of the following:

Secretary
Board of Governors of the Federal Reserve System
Washington, D.C. 20551

Legislative and Regulatory Analysis Division
Office of the Comptroller of the Currency
Washington, D.C. 20219

Assistant Executive Secretary
Federal Deposit Insurance Corporation
Washington, D.C. 20429

For information or assistance, National and State nonmember banks should contact the FDIC's Call Reports Analysis Unit, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                          Page RI-1
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Consolidated Report of Income
for the period January 1, 1995-March 31, 1995

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI--Income Statement

                                                                                                           ----------
                                                                                                           |  I480  | lesser than -
                                                                                               ----------------------
                                                                   Dollar Amounts in Thousands | RIAD  Bil Mil Thou |
- -----------------------------------------------------------------------------------------------------------------------------------
1. Interest income:                                                                            | ////////////////// |
   a. Interest and fee income on loans:                                                        | ////////////////// |
      (1) In domestic offices:                                                                 | ////////////////// |
          (a) Loans secured by real estate.................................................... | 4011       100,790 | 1.a.(1)(a)
          (b) Loans to depository institutions................................................ | 4019           438 | 1.a.(1)(b)
          (c) Loans to finance agricultural production and other loans to farmers............. | 4024            68 | 1.a.(1)(c)
          (d) Commercial and industrial loans................................................. | 4012        99,096 | 1.a.(1)(d)
          (e) Acceptances of other banks...................................................... | 4026            22 | 1.a.(1)(e)
          (f) Loans to individuals for household, family, and other personal expenditures:     | ////////////////// |
              (1) Credit cards and related plans.............................................. | 4054           217 | 1.a.(1)(f)(1)
              (2) Other ...................................................................... | 4055        11,933 | 1.a.(1)(f)(2)
          (g) Loans to foreign governments and official institutions.......................... | 4056             0 | 1.a.(1)(g)
          (h) Obligations (other than securities and leases) of states and political           | ////////////////// |
              subdivisions in the U.S.:                                                        | ////////////////// |
              (1) Taxable obligations......................................................... | 4503             5 | 1.a.(1)(h)(1)
              (2) Tax-exempt obligations...................................................... | 4504           675 | 1.a.(1)(h)(2)
          (i) All other loans in domestic offices............................................. | 4058        17,752 | 1.a.(1)(i)
      (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs....................... | 4059             0 | 1.a.(2)
   b. Income from lease financing receivables:                                                 | ////////////////// |
      (1) Taxable leases...................................................................... | 4505           235 | 1.b.(1)
      (2) Tax-exempt leases................................................................... | 4307             0 | 1.b.(2)
   c. Interest income on balances due from depository institutions:(1)                         | ////////////////// |
      (1) In domestic offices................................................................. | 4105             5 | 1.c.(1)
      (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs....................... | 4106         2,148 | 1.c.(2)
   d. Interest and dividend income on securities:                                              | ////////////////// |
      (1) U.S. Treasury securities and U.S. Government agency and corporation obligations..... | 4027        56,574 | 1.d.(1)
      (2) Securities issued by states and political subdivisions in the U.S.:                  | ////////////////// |
          (a) Taxable securities.............................................................. | 4506             0 | 1.d.(2)(a)
          (b) Tax-exempt securities........................................................... | 4507             1 | 1.d.(2)(b)
      (3) Other domestic debt securities...................................................... | 3657        16,142 | 1.d.(3)
      (4) Foreign debt securities............................................................. | 3658            57 | 1.d.(4)
      (5) Equity securities (including investments in mutual funds)........................... | 3659         1,139 | 1.d.(5)
   e. Interest income from assets held in trading accounts.................................... | 4069             0 | 1.e.
                                                                                               ----------------------

____________
(1) Includes interest income on time certificates of deposit not held for trading.

Legal Title of Bank:   SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:               777 MAIN STREET                                                                          Page RI-2
City, State  Zip:      HARTFORD, CT  06115
FDIC Certificate No.:  |0|2|4|9|9|

Schedule RI--          Continued

                                                                                   ----------------
                                                 Dollar Amounts in Thousands       | Year-to-date |
- ---------------------------------------------------------------------------------------------------
 1. Interest income (continued)                                              | RIAD  Bil Mil Thou |
    f. Interest income on federal funds sold and securities purchased        | ////////////////// |
       under agreements to resell in domestic offices of the bank and of     | ////////////////// |
       its Edge and Agreement subsidiaries, and in IBFs .................... | 4020         3,629 |  1.f.
    g. Total interest income (sum of items 1.a through 1.f) ................ | 4107       310,926 |  1.g.
 2. Interest expense:                                                        | ////////////////// |
    a. Interest on deposits:                                                 | ////////////////// |
       (1) Interest on deposits in domestic offices:                         | ////////////////// |
           (a) Transaction accounts (NOW accounts, ATS accounts, and         | ////////////////// |
               telephone and preauthorized transfer accounts) .............. | 4508         2,766 |  2.a.(1)(a)
           (b) Nontransaction accounts:                                      | ////////////////// |
               (1) Money market deposit accounts (MMDAs) ................... | 4509         5,204 |  2.a.(1)(b)(1)
               (2) Other savings deposits .................................. | 4511        12,186 |  2.a.(1)(b)(2)
               (3) Time certificates of deposit of $100,000 or more ........ | 4174        22,892 |  2.a.(1)(b)(3)
               (4) All other time deposits ................................. | 4512        24,218 |  2.a.(1)(b)(4)
       (2) Interest on deposits in foreign offices, Edge and Agreement       | ////////////////// |
           subsidiaries, and IBFs .......................................... | 4172        11,746 |  2.a.(2)
    b. Expense of federal funds purchased and securities sold under          | ////////////////// |
       agreements to repurchase in domestic offices of the bank and of       | ////////////////// |
       its Edge and Agreement subsidiaries, and in IBFs .................... | 4180        62,992 |  2.b.
    c. Interest on demand notes issued to the U.S. Treasury and on           | ////////////////// |
       other borrowed money ................................................ | 4185        27,396 |  2.c.
    d. Interest on mortgage indebtedness and obligations under               | ////////////////// |
       capitalized leases .................................................. | 4072           211 |  2.d.
    e. Interest on subordinated notes and debentures ....................... | 4200         2,867 |  2.e.
    f. Total interest expense (sum of items 2.a through 2.e) ............... | 4073       172,478 |  2.f.
                                                                                                   -----------------------
 3. Net interest income (item 1.g minus 2.f) ............................... | ////////////////// | RIAD 4074 |  138,448 |  3.
                                                                                                   -----------------------
 4. Provisions:                                                              | ////////////////// |
                                                                                                   -----------------------
    a. Provision for loan and lease losses ................................. | ////////////////// | RIAD 4230 |    2,366 |  4.a.
    b. Provision for allocated transfer risk ............................... | ////////////////// | RIAD 4243 |        0 |  4.b.
                                                                                                   -----------------------
 5. Noninterest income:                                                      | ////////////////// |
    a. Income from fiduciary activities .................................... | 4070        20,150    5.a.
    b. Service charges on deposit accounts in domestic offices ............. | 4080        16,667 |  5.b.
    c. Trading gains (losses) and fees from foreign exchange transactions .. | 4075          (448)|  5.c.
    d. Other foreign transaction gains (losses) ............................ | 4076             0 |  5.d.
    e. Other gains (losses) and fees from trading assets and liabilities ... | 4077           574 |  5.e.
    f. Other noninterest income:                                             | ////////////////// |
       (1) Other fee income ................................................ | 5407        11,609 |  5.f.(1)
       (2) All other noninterest income* ................................... | 5408        18,755 |  5.f.(2)
                                                                                                   -----------------------
    g. Total noninterest income (sum of items 5.a through 5.f) ............. | ////////////////// | RIAD 4079 |   67,307 |  5.g.
 6. a. Realized gains (losses) on held-to-maturity securities .............. | ////////////////// | RIAD 3521 |       (6)|  6.a.
    b. Realized gains (losses) on available-for-sale securities ............ | ////////////////// | RIAD 3196 |        0 |  6.b.
                                                                                                   -----------------------
 7. Noninterest expense:                                                     | ////////////////// |
    a. Salaries and employee benefits ...................................... | 4135        70,086 |  7.a.
    b. Expenses of premises and fixed assets (net of rental income)          | ////////////////// |
       (excluding salaries and employee benefits and mortgage interest) .... | 4217        22,014 |  7.b.
    c. Other noninterest expense* .......................................... | 4092        66,945 |  7.c.
                                                                                                   -----------------------
    d. Total noninterest expense (sum of items 7.a through 7.c) ............ | ////////////////// | RIAD 4093 |  159,045 |  7.d.
                                                                                                   -----------------------
 8. Income (loss) before income taxes and extraordinary items and other      | ////////////////// |_______________________
    adjustments (item 3 plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b, and 7.d)| ////////////////// | RIAD 4301 |   44,338 |  8.
 9. Applicable income taxes (on item 8) .................................... | ////////////////// | RIAD 4302 |   16,573 |  9.
                                                                                                   -----------------------
10. Income (loss) before extraordinary items and other adjustments           | ////////////////// |_______________________
    (item 8 minus 9) ....................................................... | ////////////////// | RIAD 4300 |   27,765 | 10.
                                                                             ---------------------------------------------

____________
*Describe on Schedule RI-E--Explanations.

Legal Title of Bank:   SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION         Call Date:  12/31/94  ST-BK: 09-0590  FFIEC 031
Address:               777 MAIN STREET                                                                              Page RI-3
City, State  Zip:      HARTFORD, CT  06115
FDIC Certificate No.:  |0|2|4|9|9|

Schedule RI--Continued
                                                                                 ----------------
                                                                                 | Year-to-date |
                                                                           ----------------------
                                               Dollar Amounts in Thousands | RIAD  Bil Mil Thou |
- -------------------------------------------------------------------------------------------------
11. Extraordinary items and other adjustments:                             | ////////////////// |
    a. Extraordinary items and other adjustments, gross of income taxes* . | 4310             0 | 11.a.
    b. Applicable income taxes (on item 11.a)* ........................... | 4315             0 | 11.b.
    c. Extraordinary items and other adjustments, net of income taxes      | ////////////////// |________________________
       (item 11.a minus 11.b) ............................................ | ////////////////// | RIAD 4320 |         0 | 11.c.
12. Net income (loss) (sum of items 10 and 11.c) ......................... | ////////////////// | RIAD 4340 |    27,765 | 12.
                                                                           ----------------------------------------------
                                                                                                                 --------
                                                                                                                 | 1481 | lesser
                                                                                                         ----------------  than
                                                                                                         | Year-to-date |
Memoranda                                                                                          ----------------------
                                                                       Dollar Amounts in Thousands | RIAD  Bil Mil Thou |
- -------------------------------------------------------------------------------------------------------------------------
 1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after     | ////////////////// |
    August 7, 1986, that is not deductible for federal income tax purposes ....................... | 4513             0 | M.1.
 2. Income from the sale and servicing of mutual funds and annuities in domestic offices           | ////////////////// |
    (included in Schedule RI, item 8) ............................................................ | 8431             0 | M.2.
 3. Estimated foreign tax credit included in applicable income taxes, items 9 and 11.b above ..... | 4309             0 | M.3.
 4. To be completed only by banks with $1 billion or more in total assets:                         | ////////////////// |
    Taxable equivalent adjustments to "Income (loss) before income taxes and extraordinary         | ////////////////// |
    items and other adjustments" (item 8 above) .................................................. | 1244           467 | M.4.
 5. Number of full-time equivalent employees on payroll at end of current period (round to         | ////        Number |
    nearest whole number) ........................................................................ | 4150         5,102 | M.5.
 6. Not applicable                                                                                 | ////////////////// |
 7. If the reporting bank has restated its balance sheet as a result of applying push down         | ////      MM DD YY |
    accounting this calendar year, report the date of the bank's acquisition ..................... | 9106      00/00/00 | M.7.
 8. Trading revenue (from cash instruments and off-balance sheet derivative instruments)           | ////////////////// |
    (included in Schedule RI, items 5.c and 5.e):                                                  | ////  Bil Mil Thou |
    a. Interest rate exposures ................................................................... | 8757            20 | M.8.a.
    b. Foreign exchange exposures ................................................................ | 8758          (530)| M.8.b.
    c. Equity security and index exposures ....................................................... | 8759             0 | M.8.c.
    d. Commodity and other exposures ............................................................. | 8760             0 | M.8.d.
 9. Impact on income of off-balance sheet derivatives held for purposes other than trading:        | ////////////////// |
    a. Net increase (decrease) to interest income ................................................ | 8761             0 | M.9.a.
    b. Net (increase) decrease to interest expense ............................................... | 8762        (6,221)| M.9.b.
    c. Other (noninterest) allocations ........................................................... | 8763           (19)| M.9.c.

- ------------------
*Describe on Schedule RI-E--Explanations.

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                           Page RI-4
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RI-A--Changes in Equity Capital

Indicate decreases and losses in parentheses.

                                                                                                            ----------
                                                                                                            |  I483  | lesser than -
                                                                                                ----------------------
                                                                    Dollar Amounts in Thousands | RIAD  Bil Mil Thou |
- -----------------------------------------------------------------------------------------------------------------------------------
 1. Total equity capital originally reported in the December 31, 1994, Reports of Condition     | ////////////////// |
    and Income................................................................................. | 3215     1,236,358 |  1.
 2. Equity capital adjustments from amended Reports of Income, net*............................ | 3216             0 |  2.
 3. Amended balance end of previous calendar year (sum of items 1 and 2)....................... | 3217     1,236,358 |  3.
 4. Net income (loss) (must equal Schedule RI, item 12)........................................ | 4340        27,765 |  4.
 5. Sale, conversion, acquisition, or retirement of capital stock, net......................... | 4346       125,000 |  5.
 6. Changes incident to business combinations, net............................................. | 4356             0 |  6.
 7. LESS: Cash dividends declared on preferred stock........................................... | 4470             0 |  7.
 8. LESS: Cash dividends declared on common stock.............................................. | 4460             0 |  8.
 9. Cumulative effect of changes in accounting principles from prior years* (see instructions   | ////////////////// |
    for this schedule)......................................................................... | 4411             0 |  9.
10. Corrections of material accounting errors from prior years* (see instructions for this      | ////////////////// |
    schedule).................................................................................. | 4412             0 | 10.
11. Change in net unrealized holding gains (losses) on available-for-sale securities........... | 8433         9,275 | 11.
12. Foreign currency translation adjustments................................................... | 4414             0 | 12.
13. Other transactions with parent holding company* (not included in items 5, 7, or 8 above)... | 4415        30,000 | 13.
14. Total equity capital end of current period (sum of items 3 through 13) (must equal          | ////////////////// |
    Schedule RC, item 28)...................................................................... | 3210     1,428,398 | 14.
                                                                                                ----------------------

- ------------------
* Describe on Schedule RI-E--Explanations.

Schedule RI-B--Charge-offs and Recoveries and Changes
               in Allowance for Loans and Lease Losses

Part I. Charge-offs and Recoveries on Loans and Leases

Part I excludes charge-offs and recoveries through the allocated transfer risk reserve.

                                                                                                            ----------
                                                                                                            |  I486  | lesser than -
                                                                            --------------------------------------------------------
                                                                            |      (Column A)    |    (Column B)     |
                                                                            |     Charge-offs    |    Recoveries     |
                                                                            ------------------------------------------
                                                                            |            Calendar year-to-date       |
                                                                            ------------------------------------------
                                                Dollar Amounts in Thousands | RIAD  Bil Mil Thou | RIAD Bil Mil Thou |
- ------------------------------------------------------------------------------------------------------------------------------------
 1. Loans secured by real estate:                                           | ////////////////// | ///////////////// |
    a. To U.S. addressees (domicile)....................................... | 4651        22,794 | 4461        2,633 |  1.a.
    b. To non-U.S. addressees (domicile)................................... | 4652             0 | 4662            0 |  1.b.
 2. Loans to depository institutions and acceptances of other banks:        | ////////////////// | ///////////////// |
    a. To U.S. banks and other U.S. depository institutions................ | 4653             0 | 4663            0 |  2.a.
    b. To foreign banks.................................................... | 4654             0 | 4664            0 |  2.b.
 3. Loans to finance agricultural production and other loans to farmers.... | 4655             0 | 4665            0 |  3.
 4. Commercial and industrial loans:                                        | ////////////////// | ///////////////// |
    a. To U.S. addressees (domicile)....................................... | 4645         1,347 | 4617        1,303 |  4.a.
    b. To non-U.S. addressees (domicile)................................... | 4646             0 | 4618            0 |  4.b.
 5. Loans to individuals for household, family, and other personal          | ////////////////// | ///////////////// |
    expenditures:                                                           | ////////////////// | ///////////////// |
    a. Credit cards and related plans...................................... | 4656           135 | 4666           67 |  5.a.
    b. Other (includes single payment, installment, and all student loans). | 4657           845 | 4667          650 |  5.b.
 6. Loans to foreign governments and official institutions................. | 4643             0 | 4627            0 |  6.
 7. All other loans........................................................ | 4644            81 | 4628           79 |  7.
 8. Lease financing receivables:                                            | ////////////////// | ///////////////// |
    a. Of U.S. addressees (domicile)....................................... | 4658             0 | 4668            0 |  8.a.
    b. Of non-U.S. addressees (domicile)................................... | 4659             0 | 4669            0 |  8.b.
 9. Total (sum of items 1 through 8)....................................... | 4635        25,202 | 4605        4,732 |  9.
                                                                            -----------------------------------------
                                                                 6

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date: 3/31/95 ST-BK: 09-0590 FFIEC 031
Address:              777 MAIN STREET                                                                       Page RI-5
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RI-B--Continued

Part I. Continued

                                                                            |    (Column A)     |     (Column B)    |
                                                                            |   Charge-offs     |     Recoveries    |
                                                                            -----------------------------------------
Memoranda                                                                   |        Calendar year-to-date          |
                                                                            -----------------------------------------
                                                Dollar Amounts in Thousands | RIAD Bil Mil Thou | RIAD Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------
1.-3. Not applicable.                                                       | ///////////////// | ///////////////// |
4. Loans to finance commercial real estate, construction, and land          | ///////////////// | ///////////////// |
   development activities (not secured by real estate) included in          | ///////////////// | ///////////////// |
   Schedule RI-B, part I, items 4 and 7, above............................. | 5409          588 | 5410          247 | M.4.
5. Loans secured by real estate in domestic offices (included in            | ///////////////// | ///////////////// |
   Schedule RI-B, part I, item 1, above):                                   | ///////////////// | ///////////////// |
   a. Construction and land development.................................... | 3582        3,545 | 3583          405 | M.5.a.
   b. Secured by farmland.................................................. | 3584           65 | 3585            0 | M.5.b.
   c. Secured by 1-4 family residential properties:                         | ///////////////// | ///////////////// |
      (1) Revolving, open-end loans secured by 1-4 family residential       | ///////////////// | ///////////////// |
          properties and extended under lines of credit.................... | 5411          269 | 5412           36 | M.5.c.(1)
      (2) All other loans secured by 1-4 family residential properties..... | 5413        2,809 | 5414          727 | M.5.c.(2)
   d. Secured by multifamily (5 or more) residential properties............ | 3588        2,379 | 3589          329 | M.5.d.
   e. Secured by nonfarm nonresidential properties......................... | 3590       13,727 | 3591        1,136 | M.5.e.
                                                                            -----------------------------------------

Part II. Changes in Allowance for Loan and Lease Losses

                                                                    Dollar Amounts in Thousands | RIAD Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------
1. Balance originally reported in the December 31, 1994, Reports of Condition and Income....... | 3124      283,800 | 1.
2. Recoveries (must equal part I, item 9, column B above)...................................... | 4605        4,732 | 2.
3. LESS: Charge-offs (must equal part I, item 9, column A above)............................... | 4635       25,202 | 3.
4. Provision for loan and lease losses (must equal Schedule RI, item 4.a)...................... | 4230        2,366 | 4.
5. Adjustments* (see instructions for this schedule)........................................... | 4815       41,743 | 5.
6. Balance end of current period (sum of items 1 through 5) (must equal Schedule RC,            | ///////////////// |
   item 4.b)................................................................................... | 3123      307,439 | 6.
                                                                                                ---------------------
- ----------------
*Describe on Schedule RI-E--Explanations.

Schedule RI-C--Applicable Income Taxes by Taxing Authority

Schedule RI-C is to be reported with the December Report of Income.

                                                                                                           |  1489  | lesser than -
                                                                                                ---------------------
                                                                    Dollar Amounts in Thousands | RIAD Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------
1. Federal..................................................................................... | 4780          N/A | 1.
2. State and local............................................................................. | 4790          N/A | 2.
3. Foreign..................................................................................... | 4795          N/A | 3.
4. Total (sum of items 1 through 3) (must equal sum of Schedule RI, items 9 and 11.b).......... | 4770          N/A | 4.
5. Deferred portion of item 4........................................ | RIAD 4772 |        N/A  | ///////////////// | 5.
                                                                      -----------------------------------------------

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date:  12/31/94  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                           Page RI-6
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RI-D--Income from International Operations

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

Part I. Estimated Income from International Operations

                                                                                                           ----------
                                                                                                           |  I492  | lesser than -
                                                                                                     ----------------
                                                                                                     | Year-to-date |
                                                                                               ----------------------
                                                                   Dollar Amounts in Thousands | RIAD  Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------
1. Interest income and expense booked at foreign offices, Edge and Agreement subsidiaries,     | ////////////////// |
   and IBFs:                                                                                   | ////////////////// |
   a. Interest income booked.................................................................. | 4837           N/A | 1.a.
   b. Interest expense booked................................................................. | 4838           N/A | 1.b.
   c. Net interest income booked at foreign offices, Edge and Agreement subsidiaries, and IBFs | ////////////////// |
      (item 1.a minus 1.b).................................................................... | 4839           N/A | 1.c.
2. Adjustments for booking location of international operations:                               | ////////////////// |
   a. Net interest income attributable to international operations booked at domestic offices. | 4840           N/A | 2.a.
   b. Net interest income attributable to domestic business booked at foreign offices......... | 4841           N/A | 2.b.
   c. Net booking location adjustment (item 2.a minus 2.b).................................... | 4842           N/A | 2.c.
3. Noninterest income and expense attributable to international operations:                    | ////////////////// |
   a. Noninterest income attributable to international operations............................. | 4097           N/A | 3.a.
   b. Provision for loan and lease losses attributable to international operations............ | 4235           N/A | 3.b.
   c. Other noninterest expense attributable to international operations...................... | 4239           N/A | 3.c.
   d. Net noninterest income (expense) attributable to international operations (item 3.a      | ////////////////// |
      minus 3.b and 3.c)...................................................................... | 4843           N/A | 3.d.
4. Estimated pretax income attributable to international operations before capital allocation  | ////////////////// |
   adjustment (sum of items 1.c, 2.c, and 3.d)................................................ | 4844           N/A | 4.
5. Adjustment to pretax income for internal allocations to international operations to reflect | ////////////////// |
   the effects of equity capital on overall bank funding costs................................ | 4845           N/A | 5.
6. Estimated pretax income attributable to international operations after capital allocation   | ////////////////// |
   adjustment (sum of items 4 and 5).......................................................... | 4846           N/A | 6.
7. Income taxes attributable to income from international operations as estimated in item 6... | 4797           N/A | 7.
8. Estimated net income attributable to international operations (item 6 minus 7)............. | 4341           N/A | 8.
                                                                                               ----------------------

Memoranda                                                                                      ----------------------
                                                                   Dollar Amounts in Thousands | RIAD  Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------
1. Intracompany interest income included in item 1.a above.................................... | 4847           N/A | M.1.
2. Intracompany interest expense included in item 1.b above................................... | 4848           N/A | M.2.
                                                                                               ----------------------

Part II. Supplementary Details on Income from International Operations Required by the Departments of Commerce and Treasury for Purposes of the U.S. International Accounts and the U.S. National Income and Product Accounts

                                                                                                     ----------------
                                                                                                     | Year-to-date |
                                                                                               ----------------------
                                                                   Dollar Amounts in Thousands | RIAD  Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------
1. Interest income booked at IBFs............................................................. | 4849           N/A | 1.
2. Interest expense booked at IBFs............................................................ | 4850           N/A | 2.
3. Noninterest income attributable to international operations booked at domestic offices      | ////////////////// |
   (excluding IBFs):                                                                           | ////////////////// |
   a. Gains (losses) and extraordinary items.................................................. | 5491           N/A | 3.a.
   b. Fees and other noninterest income....................................................... | 5492           N/A | 3.b.
4. Provision for loan and lease losses attributable to international operations booked at      | ////////////////// |
   domestic offices (excluding IBFs).......................................................... | 4852           N/A | 4.
5. Other noninterest expense attributable to international operations booked at domestic       | ////////////////// |
   offices (excluding IBFs)................................................................... | 4853           N/A | 5.
                                                                                               ----------------------

                                       8

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION       Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                           Page RI-7
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RI-E--Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

                                                                                                           |  I495  | lesser than -
                                                                                                     ----------------
                                                                                                     | Year-to-date |
                                                                                                ---------------------
                                                                    Dollar Amounts in Thousands | RIAD Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------
1. All other noninterest income (from Schedule RI, item 5.f.(2))                                | ////////////////// |
   Report amounts that exceed 10% of Schedule RI, item 5.f.(2):                                 | ////////////////// |
   a. Net gains on other real estate owned..................................................... | 5415             0 | 1.a.
   b. Net gains on sales of loans.............................................................. | 5416             0 | 1.b.
   c. Net gains on sales of premises and fixed assets.......................................... | 5417             0 | 1.c.
   Itemize and describe the three largest other amounts that exceed 10% of                      | ////////////////// |
   Schedule RI, item 5.f.(2):                                                                   | ////////////////// |
      -------------
   d. | TEXT 4461 | REIMBURSEMENT FROM AFFILIATES                                               | 4461        13,925 | 1.d.
      -----------------------------------------------------------------------------------------
   e. | TEXT 4462 |                                                                             | 4462               | 1.e.
      -----------------------------------------------------------------------------------------
   f. | TEXT 4463 |                                                                             | 4463               | 1.f.
      -----------------------------------------------------------------------------------------
2. Other noninterest expense (from Schedule RI, item 7.c):                                      | ////////////////// |
   a. Amortization expense of intangible assets................................................ | 4531         4,562 | 2.a.
   Report amounts that exceed 10% of Schedule RI, item 7.c:                                     | ////////////////// |
   b. Net losses on other real estate owned.................................................... | 5418             0 | 2.b.
   c. Net losses on sales of loans............................................................. | 5419             0 | 2.c.
   d. Net losses on sales of premises and fixed assets......................................... | 5420             0 | 2.d.
   Itemize and describe the three largest other amounts that exceed 10% of                      | ////////////////// |
   Schedule RI, item 7.c:                                                                       | ////////////////// |
      -------------
   e. | TEXT 4464 | SFAS NO. 88 BENEFIT ADJUSTMENT                                              | 4464        18,426 | 2.e.
      -----------------------------------------------------------------------------------------
   f. | TEXT 4467 |                                                                             | 4467               | 2.f.
      -----------------------------------------------------------------------------------------
   g. | TEXT 4468 |                                                                             | 4468               | 2.g.
      -----------------------------------------------------------------------------------------
3. Extraordinary items and other adjustments (from Schedule RI, item 11.a) and                  | ////////////////// |
   applicable income tax effect (from Schedule RI, item 11.b) (itemize and describe             | ////////////////// |
   all extraordinary items and other adjustments):                                              | ////////////////// |
          -------------
   a. (1) | TEXT 4469 |                                                                         | 4469               | 3.a.(1)
      -----------------------------------------------------------------------------------------
      (2) Applicable income tax effect                              | RIAD 4486 |               | ////////////////// | 3.a.(2)
          -------------                                             ---------------------------
   b. (1) | TEXT 4487 |                                                                         | 4487               | 3.b.(1)
      -----------------------------------------------------------------------------------------
      (2) Applicable income tax effect                              | RIAD 4488 |               | ////////////////// | 3.b.(2)
          -------------                                             ---------------------------
   c. (1) | TEXT 4489 |                                                                         | 4489               | 3.c.(1)
      -----------------------------------------------------------------------------------------
   (2) Applicable income tax effect                                 | RIAD 4491 |               | ////////////////// | 3.c.(2)
                                                                    ---------------------------
4. Equity capital adjustments from amended Reports of Income (from Schedule RI-A,               | ////////////////// |
   item 2) (itemize and describe all adjustments):                                              | ////////////////// |
      -------------
   a. | TEXT 4492 |                                                                             | 4492               | 4.a.
      -----------------------------------------------------------------------------------------
   b. | TEXT 4493 |                                                                             | 4493               | 4.b.
      -----------------------------------------------------------------------------------------
5. Cumulative effect of changes in accounting principles from prior years (from                 | ////////////////// |
   Schedule RI-A, item 9) (itemize and describe all changes in accounting principles):          | ////////////////// |
      -------------
   a. | TEXT 4494 |                                                                             | 4494               | 5.a.
      -----------------------------------------------------------------------------------------
   b. | TEXT 4495 |                                                                             | 4495               | 5.b.
      -----------------------------------------------------------------------------------------
6. Corrections of material accounting errors from prior years (from Schedule RI-A,              | ////////////////// |
   item 10) (itemize and describe all corrections):                                             | ////////////////// |
      -------------
   a. | TEXT 4496 |                                                                             | 4496               | 6.a.
      -----------------------------------------------------------------------------------------
   b. | TEXT 4497 |                                                                             | 4497               | 6.b.
      ----------------------------------------------------------------------------------------------------------------

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION       Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                           Page RI-8
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RI-E--Continued

                                                                                                     | Year-to-date | lesser than -
                                                                   Dollar Amounts in Thousands | RIAD  Bil Mil Thou |
- -----------------------------------------------------------------------------------------------------------------------------------
7. Other transactions with parent holding company (from Schedule RI-A, item 13)                | ////////////////// |
   (itemize and describe all such transactions):                                               | ////////////////// |
   a. | TEXT 4498 | CAPITAL CONTRIBUTION...................................................... | 4498        30,000 | 7.a.
   b. | TEXT 4499 |........................................................................... | 4499               | 7.b.
8. Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II,            | ////////////////// |
   item 5) (itemize and describe all adjustments):                                             | ////////////////// |
   a. | TEXT 4521 | ADJUSTMENT DUE TO ACQUISITION OF BARCLAYS................................. | 4521        41,743 | 8.a.
   b. | TEXT 4522 |........................................................................... | 4522               | 8.b.
9. Other explanations (the space below is provided for the bank to briefly describe,           |   I498   |   I499  | lesser than -
   at its option, any other significant items affecting the Report of Income):
   No comment |_| (RIAD 4769)
   Other explanations (please type or print clearly):
   (TEXT 4769)


Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION       Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                           Page RC-1
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                           |  C400  | lesser than -
                                                                   Dollar Amounts in Thousands | RCFD  Bil Mil Thou |
- -----------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                         | ////////////////// |
 1. Cash and balances due from depository institutions (from Schedule RC-A):                   | ////////////////// |
    a. Noninterest-bearing balances and currency and coin(1).................................. | 0081     1,129,769 |  1.a.
    b. Interest-bearing balances(2)........................................................... | 0071        20,024 |  1.b.
 2. Securities:                                                                                | ////////////////// |
    a. Held-to-maturity securities (from Schedule RC-B, column A)............................. | 1754     3,869,407 |  2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)........................... | 1773       942,494 |  2.b.
 3. Federal funds sold and securities purchased under agreements to resell in domestic offices | ////////////////// |
    of the bank and of its Edge and Agreement subsidiaries, and in IBFs:                       | ////////////////// |
    a. Federal funds sold..................................................................... | 0276       231,700 |  3.a.
    b. Securities purchased under agreements to resell........................................ | 0277       160,000 |  3.b.
 4. Loans and lease financing receivables:                                                     | ////////////////// |
    a. Loans and leases, net of unearned income (from Schedule RC-C) | RCFD 2122 |  11,518,372 | ////////////////// |  4.a.
    b. LESS: Allowance for loan and lease losses ................... | RCFD 3123 |     307,439 | ////////////////// |  4.b.
    c. LESS: Allocated transfer risk reserve ....................... | RCFD 3128 |           0 | ////////////////// |  4.c.
    d. Loans and leases, net of unearned income,                                               | ////////////////// |
       allowance, and reserve (item 4.a minus 4.b and 4.c).................................... | 2125    11,210,933 |  4.d.
 5. Trading assets (from Schedule RC-D)....................................................... | 3545        11,350 |  5.
 6. Premises and fixed assets (including capitalized leases).................................. | 2145       183,506 |  6.
 7. Other real estate owned (from Schedule RC-M).............................................. | 2150         8,591 |  7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).. | 2130             0 |  8.
 9. Customers' liability to this bank on acceptances outstanding ............................. | 2155        15,953 |  9.
10. Intangible assets (from Schedule RC-M).................................................... | 2143       277,715 | 10.
11. Other assets (from Schedule RC-F)......................................................... | 2160       601,669 | 11.
12. Total assets (sum of items 1 through 11).................................................. | 2170    18,663,111 | 12.
                                                                                               ----------------------

____________
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION       Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                           Page RC-2
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC--Continued

                                                                                               ---------------------------
                                                                   Dollar Amounts in Thousands | /////////  Bil Mil Thou |
- --------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                    | /////////////////////// |
13. Deposits:                                                                                  | /////////////////////// |
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I) ..... | RCON 2200     9,943,636 | 13.a.
                                                                   ----------------------------|                         |
       (1) Noninterest-bearing(1) ................................ | RCON 6631       2,359,779 | /////////////////////// | 13.a.(1)
       (2) Interest-bearing ...................................... | RCON 6636       7,583,857 | /////////////////////// | 13.a.(2)
                                                                   ----------------------------|                         |
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,      | /////////////////////// |
       part II) .............................................................................. | RCFN 2200       987,509 | 13.b.
                                                                   ----------------------------|                         |
       (1) Noninterest-bearing ................................... | RCFN 6631               0 | /////////////////////// | 13.b.(1)
       (2) Interest-bearing ...................................... | RCFN 6636         987,509 | /////////////////////// | 13.b.(2)
                                                                   ----------------------------|                         |
14. Federal funds purchased and securities sold under agreements to repurchase in domestic     | /////////////////////// |
    offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:               | /////////////////////// |
    a. Federal funds purchased................................................................ | RCFD 0278     1,894,593 | 14.a.
    b. Securities sold under agreements to repurchase......................................... | RCFD 0279     1,840,511 | 14.b.
15. a. Demand notes issued to the U.S. Treasury............................................... | RCON 2840       168,296 | 15.a.
    b. Trading liabilities (from Schedule RC-D)............................................... | RCFD 3548             0 | 15.b.
16. Other borrowed money:                                                                      | /////////////////////// |
    a. With original maturity of one year or less............................................. | RCFD 2332     1,570,500 | 16.a.
    b. With original maturity of more than one year........................................... | RCFD 2333       317,493 | 16.b.
17. Mortgage indebtedness and obligations under capitalized leases............................ | RCFD 2910         9,186 | 17.
18. Bank's liability on acceptances executed and outstanding.................................. | RCFD 2920        15,953 | 18.
19. Subordinated notes and debentures......................................................... | RCFD 3200       250,000 | 19.
20. Other liabilities (from Schedule RC-G).................................................... | RCFD 2930       237,036 | 20.
21. Total liabilities (sum of items 13 through 20)............................................ | RCFD 2948    17,234,713 | 21.
                                                                                               | /////////////////////// |
22. Limited-life preferred stock and related surplus.......................................... | RCFD 3282             0 | 22.
EQUITY CAPITAL                                                                                 | /////////////////////// |
23. Perpetual preferred stock and related surplus............................................. | RCFD 3838       125,000 | 23.
24. Common stock ............................................................................. | RCFD 3230        19,487 | 24.
25. Surplus (exclude all surplus related to preferred stock).................................. | RCFD 3839       955,984 | 25.
26. a. Undivided profits and capital reserves................................................. | RCFD 3632       347,642 | 26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities ................ | RCFD 8434       (19,715)| 26.b.
27. Cumulative foreign currency translation adjustments....................................... | RCFD 3284             0 | 27.
28. Total equity capital (sum of items 23 through 27)......................................... | RCFD 3210     1,428,398 | 28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22,  | /////////////////////// |
    and 28) .................................................................................. | RCFD 3300    18,663,111 | 29.
                                                                                               ---------------------------

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the                      Number
   most comprehensive level of auditing work performed for the bank by independent external            -------------------
   auditors as of any date during 1994................................................................ | RCFD 6724     2 | M.1.
                                                                                                       -------------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

- ------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION       Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                           Page RC-3
City, State  Zip:     HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-A--Cash and Balances Due From Depository Institutions

Exclude assets held for trading.

                                                                                                                    ----------
                                                                                                                    |  C405  |lesser
                                                                                   ------------------------------------------ than
                                                                                   |    (Column  A)     |     (Column B)     |
                                                                                   |    Consolidated    |      Domestic      |
                                                                                   |        Bank        |      Offices       |
                                                                                   -------------------------------------------
                                                       Dollar Amounts in Thousands | RCFD  Bil Mil Thou | RCON  Bil Mil Thou |
- ------------------------------------------------------------------------------------------------------------------------------
1. Cash items in process of collection, unposted debits, and currency and          | ////////////////// | ////////////////// |
   coin .......................................................................... | 0022       604,069 | ////////////////// | 1.
   a. Cash items in process of collection and unposted debits .................... | ////////////////// | 0020       463,700 | 1.a.
   b. Currency and coin .......................................................... | ////////////////// | 0080       140,369 | 1.b.
2. Balances due from depository institutions in the U.S. ......................... | ////////////////// | 0082       374,588 | 2.
   a. U.S. branches and agencies of foreign banks (including their IBFs) ......... | 0083             0 | ////////////////// | 2.a.
   b. Other commercial banks in the U.S. and other depository institutions         | ////////////////// | ////////////////// |
      in the U.S. (including their IBFs) ......................................... | 0085       374,588 | ////////////////// | 2.b.
3. Balances due from banks in foreign countries and foreign central banks ........ | ////////////////// | 0070        26,818 | 3.
   a. Foreign branches of other U.S. banks ....................................... | 0073             0 | ////////////////// | 3.a.
   b. Other banks in foreign countries and foreign central banks ................. | 0074        26,818 | ////////////////// | 3.b.
4. Balances due from Federal Reserve Banks ....................................... | 0090       144,318 | 0090       144,318 | 4.
5. Total (sum of items 1 through 4) (total of column A must equal                  | ////////////////// | ////////////////// |
   Schedule RC, sum of items 1.a and 1.b) ........................................ | 0010     1,149,793 | 0010     1,149,793 | 5.
                                                                                    -------------------------------------------

                                                                                                        ----------------------
Memorandum                                                                  Dollar Amounts in Thousands | RCON  Bil Mil Thou |
- -------------------------------------------------------------------------------------------------------------------------------
1. Noninterest-bearing balances due from commercial banks in the U.S. (included in item 2,              | ////////////////// |
   column B above) .................................................................................... | 0050       374,565 | M.1.
                                                                                                        ----------------------

Schedule RC-B--Securities

Exclude assets held for trading.

                                                                                                                    ----------
                                                                                                                    |  C410  |lesser
                                         ------------------------------------------------------------------------------------ than
                                         |            Held-to-maturity             |           Available-for-sale            |
                                         -------------------------------------------------------------------------------------
                                         |     (Column A)     |     (Column B)     |     (Column C)     |     (Column D)     |
                                         |   Amortized Cost   |     Fair Value     |   Amortized Cost   |   Fair Value(1)    |
                                         -------------------------------------------------------------------------------------
             Dollar Amounts in Thousands | RCFD  Bil Mil Thou | RCFD  Bil Mil Thou | RCFD  Bil Mil Thou | RCFD  Bil Mil Thou |
- ------------------------------------------------------------------------------------------------------------------------------
1. U.S. Treasury securities ............ | 0211     1,062,428 | 0213     1,015,473 | 1286       691,202 | 1287       666,352 | 1.
2. U.S. Government agency                | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   and corporation obligations           | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   (exclude mortgage-backed              | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   securities):                          | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   a. Issued by U.S. Govern-             | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
      ment agencies(2) ................. | 1289             0 | 1290             0 | 1291             0 | 1293             0 | 2.a.
   b. Issued by U.S.                     | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
      Government-sponsored               | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
      agencies(3) ...................... | 1294             0 | 1295             0 | 1297             0 | 1298             0 | 2.b.
                                         -------------------------------------------------------------------------------------

_____________
(1) Includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.

(2) Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations, and Export-Import Bank participation certificates.

(3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

Legal Title of Bank:   SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION        Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:               777 MAIN STREET                                                                           Page  RC-4
City, State   Zip:     HARTFORD, CT  06115
FDIC Certificate No.:  |0|2|4|9|9|

Schedule RC-B--Continued
                                      -------------------------------------------------------------------------------------
                                      |            Held-to-maturity             |           Available-for-sale            |
                                      -------------------------------------------------------------------------------------
                                      |     (Column A)     |     (Column B)     |     (Column C)     |    (Column D)      |
                                      |   Amortized Cost   |     Fair Value     |   Amortized Cost   |   Fair Value(1)    |
                                      -------------------------------------------------------------------------------------
          Dollar Amounts in Thousands | RCFD  Bil Mil Thou | RCFD  Bil Mil Thou | RCFD  Bil Mil Thou | RCFD  Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------------
3. Securities issued by states        | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   and political subdivisions         | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   in the U.S.:                       | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   a. General obligations ........... | 1676             0 | 1677             0 | 1678            46 | 1679            49 | 3.a.
   b. Revenue obligations ........... | 1681             0 | 1686             0 | 1690             0 | 1691             0 | 3.b.
   c. Industrial development          | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
      and similar obligations ....... | 1694             0 | 1695             0 | 1696             0 | 1697             0 | 3.c.
4. Mortgage-backed                    | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   securities (MBS):                  | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   a. Pass-through securities:        | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
      (1) Guaranteed by               | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
          GNMA ...................... | 1698             0 | 1699             0 | 1701        69,656 | 1702        71,324 | 4.a.(1)
      (2) Issued by FNMA              | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
          and FHLMC ................. | 1703     1,628,515 | 1705     1,585,653 | 1706             0 | 1707             0 | 4.a.(2)
      (3) Other pass-through
          securities ................ | 1709        17,122 | 1710        15,757 | 1711             0 | 1713             0 | 4.a.(3)

   b. Other mortgage-backed           | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
      securities (include CMOs,       | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
      REMICs, and stripped MBS):      | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
      (1) Issued or guaranteed        | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
          by FNMA, HLMC, or GNMA..... | 1714        85,184 |  1715       84,337 | 1716             0 | 1717             0 | 4.b.(1)
      (2) Collateralized by MBS       | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
          issued or guaranteed by     | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
          FNMA, FHLMC, or             | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
          GNMA ...................... | 1718             0 | 1719             0 | 1731             0 | 1732             0 | 4.b.(2)
      (3) All other mortgage-         | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
          backed securities ......... | 1733       216,096 | 1734       211,846 | 1735       144,203 | 1736       133,089 | 4.b.(3)
5. Other debt securities:             | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   a. Other domestic debt             | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
      securities .................... | 1737       857,162 | 1738       839,077 | 1739             0 | 1741             0 | 5.a.
   b. Foreign debt                    | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
      securities .................... | 1742         2,900 | 1743         2,900 | 1744             0 | 1746             0 | 5.b.
6. Equity securities:                 | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   a. Investments in mutual           | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
      funds ......................... | ////////////////// | ////////////////// | 1747         5,892 | 1748         5,892 | 6.a.
   b. Other equity securities         | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
      with readily determin-          | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
      able fair values .............. | ////////////////// | ////////////////// | 1749             0 | 1751             0 | 6.b.
   c. All other equity                | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
      securities(1) ................. | ////////////////// | ////////////////// | 1752        65,788 | 1753        65,788 | 6.c.
7. Total (sum of items 1              | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   through 6) (total of               | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   column A must equal                | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   Schedule RC, item 2.a)             | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   (total of column D must            | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   equal Schedule RC,                 | ////////////////// | ////////////////// | ////////////////// | ////////////////// |
   item 2.b) ........................ | 1754     3,869,407 | 1771     3,755,043 | 1772       976,787 | 1773       942,494 | 7.
                                      -------------------------------------------------------------------------------------

_____________
(1) Includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION        Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                           Page  RC-5
City, State  Zip:     HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|

Schedule RC-B--Continued

Memoranda                                                                                           ---------
                                                                                                    | C412  | Lesser than -
                                                                                       ----------------------
                                                           Dollar Amounts in Thousands | RCFD  Bil Mil Thou |
- -------------------------------------------------------------------------------------------------------------
 1. Pledged securities(2) ...........................................................  | 0416     3,351,250 | M.1.
 2. Maturity and repricing data for debt securities(2)(3)(4) (excluding those in
    nonaccrual status):                                                                | ////////////////// |
    a. Fixed rate debt securities with a remaining maturity of:                        | ////////////////// |
       (1) Three months or less .....................................................  | 0343        17,195 | M.2.a.(1)
       (2) Over three months through 12 months ......................................  | 0344       316,833 | M.2.a.(2)
       (3) Over one year through five years .........................................  | 0345     3,068,770 | M.2.a.(3)
       (4) Over five years ..........................................................  | 0346     1,166,672 | M.2.a.(4)
       (5) Total fixed rate debt securities (sum of Memorandum items 2.a.(1) through     //////////////////
           2.a.(4)) .................................................................  | 0347     4,569,470 | M.2.a.(5)
    b. Floating rate debt securities with a repricing frequency of:                    | ////////////////// |
       (1) Quarterly or more frequently .............................................  | 4544        17,123 | M.2.b.(1)
       (2) Annually or more frequently, but less frequently than quarterly ..........  | 4545       153,628 | M.2.b.(2)
       (3) Every five years or more frequently, but less frequently than annually ...  | 4551             0 | M.2.b.(3)
       (4) Less frequently than every five years ....................................  | 4552             0 | M.2.b.(4)
       (5) Total floating rate debt securities (sum of Memorandum items 2.b.(1)        | ////////////////// |
           through 2.b.(4)) .........................................................  | 4553       170,751 | M.2.b.(5)
    c. Total debt securities (sum of Memorandum items 2.a.(5) and 2.b.(5)) (must       | ////////////////// |
       equal total debt securities from Schedule RC-B, sum of items 1 through 5,       | ////////////////// |
       columns A and D, minus nonaccrual debt securities included in Schedule RC-N,    | ////////////////// |
       item 9, column C) ............................................................  | 0393     4,740,221 | M.2.c.
 3. Not applicable                                                                     | ////////////////// |
 4. Held-to-maturity debt securities restructured and in compliance with modified      | ////////////////// |
    terms (included in Schedule RC-B, items 3 through 5, column A, above) ...........  | 5365             0 | M.4.
 5. Not applicable                                                                     | ////////////////// |
 6. Floating rate debt securities with a remaining maturity of one year or             | ////////////////// |
    less(2) (included in Memorandum item 2.b.(5) above) .............................  | 5519             0 | M.6.
 7. Amortized cost of held-to-maturity securities sold or transferred to               | ////////////////// |
    available-for-sale or trading securities during the calendar year-to-date          | ////////////////// |
    (report the amortized cost at date of sale or transfer)..........................  | 1778             0 | M.7.
 8. High-Risk mortgage securities (included in the held-to-maturity and                | ////////////////// |
    available-for-sale accounts in Schedule RC-B, item 4.b):                           | ////////////////// |
    a. Amortized cost ...............................................................  | 8780             0 | M.8.a.
    b. Fair Value ...................................................................  | 8781             0 | M.8.b.
 9. Structured notes (included in the held-to-maturity and available-for-sale          | ////////////////// |
    accounts in Schedule RC-B, items 2, 3, and 5):                                     | ////////////////// |
    a. Amortized cost ...............................................................  | 8782             0 | M.9.a.
    b. Fair Value ...................................................................  | 8783             0 | M.9.b.
                                                                                       ----------------------

- --------------
(2) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
(3) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.
(4) Memorandum item 2 is not applicable to savings banks that must complete supplemental Schedule RC-J.

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                           Page RC-6
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-C--Loans and Lease Financing Receivables

Part I. Loans and Leases

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading.

                                                                                                            ----------
                                                                                                            |  C415  | lesser than -
                                                                           -------------------------------------------
                                                                           |     (Column  A)    |     (Column B)     |
                                                                           |    Consolidated    |      Domestic      |
                                                                           |        Bank        |      Offices       |
                                                                           -------------------------------------------
                                               Dollar Amounts in Thousands | RCFD  Bil Mil Thou | RCON  Bil Mil Thou |
- ----------------------------------------------------------------------------------------------------------------------
 1. Loans secured by real estate.......................................... | 1410     4,864,103 | ////////////////// |  1.
    a. Construction and land development.................................. | ////////////////// | 1415        71,262 |  1.a.
    b. Secured by farmland (including farm residential and other           | ////////////////// | ////////////////// |
       improvements)...................................................... | ////////////////// | 1420           769 |  1.b.
    c. Secured by 1-4 family residential properties:                       | ////////////////// | ////////////////// |
       (1) Revolving, open-end loans secured by 1-4 family residential     | ////////////////// | ////////////////// |
           properties and extended under lines of credit.................. | ////////////////// | 1797       372,876 |  1.c.(1)
       (2) All other loans secured by 1-4 family residential properties:   | ////////////////// | ////////////////// |
           (a) Secured by first liens..................................... | ////////////////// | 5367     2,922,178 |  1.c.(2)(a)
           (b) Secured by junior liens.................................... | ////////////////// | 5368       219,517 |  1.c.(2)(b)
    d. Secured by multifamily (5 or more) residential properties.......... | ////////////////// | 1460        90,670 |  1.d.
    e. Secured by nonfarm nonresidential properties....................... | ////////////////// | 1480     1,186,831 |  1.e.
 2. Loans to depository institutions:                                      | ////////////////// | ////////////////// |
    a. To commercial banks in the U.S..................................... | ////////////////// | 1505        17,793 |  2.a
       (1) To U.S. branches and agencies of foreign banks................. | 1506             0 | ////////////////// |  2.a.(1)
       (2) To other commercial banks in the U.S........................... | 1507        17,793 | ////////////////// |  2.a.(2)
    b. To other depository institutions in the U.S........................ | 1517             0 | 1517             0 |  2.b.
    c. To banks in foreign countries...................................... | ////////////////// | 1510             0 |  2.c.
       (1) To foreign branches of other U.S. banks........................ | 1513             0 | ////////////////// |  2.c.(1)
       (2) To other banks in foreign countries............................ | 1516             0 | ////////////////// |  2.c.(2)
 3. Loans to finance agricultural production and other loans to farmers... | 1590         2,547 | 1590         2,547 |  3.
 4. Commercial and industrial loans:                                       | ////////////////// | ////////////////// |
    a. To U.S. addressees (domicile)...................................... | 1763     5,316,433 | 1763     5,316,433 |  4.a.
    b. To non-U.S. addressees (domicile).................................. | 1764             0 | 1764             0 |  4.b.
 5. Acceptances of other banks:                                            | ////////////////// | ////////////////// |
    a. Of U.S. banks...................................................... | 1756         1,957 | 1756         1,957 |  5.a.
    b. Of foreign banks................................................... | 1757             0 | 1757             0 |  5.b.
 6. Loans to individuals for household, family, and other personal         | ////////////////// | ////////////////// |
    expenditures (i.e., consumer loans) (includes purchased paper)........ | ////////////////// | 1975       549,161 |  6.
    a. Credit cards and related plans (includes check credit and other     | ////////////////// | ////////////////// |
       revolving credit plans)............................................ | 2008        24,213 | ////////////////// |  6.a.
    b. Other (includes single payment, installment, and all student loans) | 2011       524,948 | ////////////////// |  6.b.
 7. Loans to foreign governments and official institutions (including      | ////////////////// | ////////////////// |
    foreign central banks)................................................ | 2081             0 | 2081             0 |  7.
 8. Obligations (other than securities and leases) of states and political | ////////////////// | ////////////////// |
    subdivisions in the U.S. (includes nonrated industrial development     | ////////////////// | ////////////////// |
    obligations).......................................................... | 2107        41,759 | 2107        41,759 |  8.
 9. Other loans........................................................... | 1563       729,903 | ////////////////// |  9.
    a. Loans for purchasing or carrying securities (secured and unsecured) | ////////////////// | 1545        62,038 |  9.a.
    b. All other loans (exclude consumer loans)........................... | ////////////////// | 1564       677,865 |  9.b.
10. Lease financing receivables (net of unearned income).................. | ////////////////// | 2165        11,454 | 10.
    a. Of U.S. addressees (domicile) ..................................... | 2182        11,454 | ////////////////// | 10.a.
    b. Of non-U.S. addressees (domicile) ................................. | 2183             0 | ////////////////// | 10.b.
11. LESS: Any unearned income on loans reflected in items 1-9 above....... | 2123        16,738 | 2123        16,738 | 11.
12. Total loans and leases, net of unearned income (sum of items 1         | ////////////////// | ////////////////// |
    through 10 minus item 11) (total of column A must equal                | ////////////////// | ////////////////// |
    Schedule RC, item 4.a)................................................ | 2122    11,518,372 | 2122    11,518,372 | 12.
                                                                           -------------------------------------------

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION       Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                           Page RC-7
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-C--Continued

Part I. Continued

                                                                                    -------------------------------------------
                                                                                    |     (Column A)     |     (Column B)     |
                                                                                    |    Consolidated    |      Domestic      |
Memoranda                                                                           |        Bank        |       Offices      |
                                                                                    -------------------------------------------
                                                        Dollar Amounts in Thousands | RCFD  Bil Mil Thou | RCOM  Bil Mil Thou |
- -----------------------------------------------------------------------------------------------------------------------------------
1. Commercial paper included in Schedule RC-C, part I, above ...................... | 1496             0 | 1496             0 | M.1.
2. Loans and leases restructured and in compliance with modified terms              | ////////////////// | ////////////////// |
   (included in Schedule RC-C, part I, above):                                      | ////////////////// | ////////////////// |
   a. Loans secured by real estate:                                                 | ////////////////// | ////////////////// |
                                                                                                         ----------------------
      (1) To U.S. addressees (domicile) ........................................... | 1687        15,774 | M.2.a.(1)
      (2) To non-U.S. addressees (domicile) ....................................... | 1689             0 | M.2.a.(2)
   b. All other loans and all lease financing receivables (exclude loans to         | ////////////////// |
      individuals for household, family, and other personal expenditures).......... | 8691             4 | M.2.b.
   c. Commercial and industrial loans to and lease financing receivables            | ////////////////// |
      of non-U.S. addressees (domicile) included in Memorandum item 2.b             | ////////////////// |
      above ....................................................................... | 8692             0 | M.2.c.
3. Maturity and repricing data for loans and leases(1) (excluding those             | ////////////////// |
   in nonaccrual status):                                                           | ////////////////// |
   a. Fixed rate loans and leases with a remaining maturity of:                     | ////////////////// |
      (1) Three months or less .................................................... | 0348       336,451 | M.3.a.(1)
      (2) Over three months through 12 months ..................................... | 0349        64,684 | M.3.a.(2)
      (3) Over one year through five years ........................................ | 0356       896,761 | M.3.a.(3)
      (4) Over five years ......................................................... | 0357     2,048,991 | M.3.a.(4)
      (5) Total fixed rate loans and leases (sum of                                 | ////////////////// |
          Memorandum items 3.a.(1) through 3.a.(4)) ............................... | 0358     3,346,887 | M.3.a.(5)
   b. Floating rate loans with a repricing frequency of:                            | ////////////////// |
      (1) Quarterly or more frequently ............................................ | 4554     6,586,364 | M.3.b.(1)
      (2) Annually or more frequently, but less frequently than quarterly ......... | 4555       692,513 | M.3.b.(2)
      (3) Every five years or more frequently, but less frequently than             | ////////////////// |
          annually ................................................................ | 4561       772,743 | M.3.b.(3)
      (4) Less frequently than every five years ................................... | 4564             0 | M.3.b.(4)
      (5) Total floating rate loans (sum of Memorandum items 3.b.(1)                | ////////////////// |
          through 3.b.(4)) ........................................................ | 4567     8,051,620 | M.3.b.(5)
   c. Total loans and leases (sum of Memorandum items 3.a.(5) and 3.b.(5))          | ////////////////// |
      (must equal the sum of total loans and leases, net, from                      | ////////////////// |
      Schedule RC-C, part I, item 12, plus unearned income from                     | ////////////////// |
      Schedule RC-C, part I, item 11, minus total nonaccrual loans and              | ////////////////// |
      leases from Schedule RC-N, sum of items 1 through 8, column C) .............. | 1479    11,398,507 | M.3.c.
4. Loans to finance commercial real estate, construction, and land                  | ////////////////// |
   development activities (not secured by real estate) included in                  | ////////////////// |
   Schedule RC-C, part I, items 4 and 9, column A, page RC-6(2) ................... | 2746        57,178 | M.4.
5. Loans and leases held for sale (included in Schedule RC-C, part I, above)....... | 5369        59,484 | M.5.
6. Adjustable rate closed-end loans secured by first liens on 1-4 family            | ////////////////// |---------------------
   residential properties (included in Schedule RC-C, part I, item                  | ////////////////// | RCON  Bil Mil Thou |
                                                                                                          ---------------------
   1.c.(2)(a), column B, page RC-6) ............................................... | ////////////////// | 5370     1,113,926 | M.6.
                                                                                    -------------------------------------------

- -------------
(1) Memorandum item 3 is not applicable to savings banks that must complete supplemental Schedule RC-J.
(2) Exclude loans secured by real estate that are included in Schedule RC-C, part I, item 1, column A.

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION       Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                           Page RC-8
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-D--Trading Assets and Liabilities

Schedule RC-D is to be completed only by banks with $1 billion or more in total assets or with $2 billion or more in par/notional amount of off-balance sheet derivative contracts (as reported in Schedule RC-L, items 14.a through 14.e, columns A through D).


                                                                                                            ----------
                                                                                                            |  C420  | lesser than -
                                                                                           ---------------------------
                                                               Dollar Amounts in Thousands | /////////  Bil Mil Thou |
- -----------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                     | /////////////////////// |
 1. U.S. Treasury securities in domestic offices ......................................... | RCON 3531             0 |  1.
 2. U.S. Government agency and corporation obligations in domestic offices (exclude        | /////////////////////// |
    mortgage-backed securities) .......................................................... | RCON 3532             0 |  2.
 3. Securities issued by states and political subdivisions in the U.S. in domestic offices | RCON 3533             0 |  3.
 4. Mortgage-backed securities (MBS) in domestic offices:                                  | /////////////////////// |
    a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA .............. | RCON 3534             0 |  4.a.
    b. Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA       | /////////////////////// |
       (include CMOs, REMICs, and stripped MBS) .......................................... | RCON 3535             0 |  4.b.
    c. All other mortgage-backed securities .............................................. | RCON 3536             0 |  4.c.
 5. Other debt securities in domestic offices ............................................ | RCON 3537             0 |  5.
 6. Certificates of deposit in domestic offices .......................................... | RCON 3538             0 |  6.
 7. Commercial paper in domestic offices ................................................. | RCON 3539             0 |  7.
 8. Bankers acceptances in domestic offices .............................................. | RCON 3540             0 |  8.
 9. Other trading assets in domestic offices ............................................. | RCON 3541             0 |  9.
10. Trading assets in foreign offices .................................................... | RCFN 3542             0 | 10.
11. Revaluation gains on interest rate, foreign exchange rate, and other commodity         | /////////////////////// |
    and equity contracts:                                                                  | /////////////////////// |
    a. In domestic offices ............................................................... | RCON 3543        11,350 | 11.a.
    b. In foreign offices ................................................................ | RCFN 3544             0 | 11.b.
12. Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5) .... | RCFD 3545        11,350 | 12.
                                                                                           ---------------------------

                                                                                           ---------------------------
                                                                                           | /////////  Bil Mil Thou |
                                                                                           ---------------------------
LIABILITIES
13. Liability for short positions ........................................................ | RCFD 3546             0 | 13.
14. Revaluation losses on interest rate, foreign exchange rate, and other commodity and    | /////////////////////// |
    equity contracts ..................................................................... | RCFD 3547             0 | 14.
15. Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15.b) | RCFD 3548             0 | 15.
                                                                                           ---------------------------

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION       Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                           Page RC-9
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-E--Deposit Liabilities

Part I. Deposits in Domestic Offices


                                                                                                           ---------
                                                                                                           |  C425  | lesser than -
                                                     ----------------------------------------------------------------
                                                     |                                         |   Nontransaction   |
                                                     |          Transaction Accounts           |      Accounts      |
                                                     |-----------------------------------------|--------------------|
                                                     |     (Column A)     |     (Column B)     |     (Column C)     |
                                                     | Total transaction  |     Memo: Total    |       Total        |
                                                     | accounts (including|   demand deposits  |   nontransaction   |
                                                     |    total demand    |    (included in    |      accounts      |
                                                     |      deposits      |     column A)      | (including MMDAs)  |
                                                     ----------------------------------------------------------------
                         Dollar Amounts in Thousands | RCON  Bil Mil Thou | RCON  Bil Mil Thou | RCON  Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------
Deposits of:                                         | ////////////////// | ////////////////// | ////////////////// |
1. Individuals, partnerships, and corporations ..... | 2201     2,837,204 | 2240     1,907,856 | 2346     6,279,886 | 1.
2. U.S. Government ................................. | 2202        32,138 | 2280        31,819 | 2520           118 | 2.
3. States and political subdivisions in the U.S. ... | 2203       150,309 | 2290       117,521 | 2530       340,898 | 3.
4. Commercial banks in the U.S. .................... | 2206       168,900 | 2310       168,900 | ////////////////// | 4.
   a. U.S. branches and agencies of foreign banks .. | ////////////////// | ////////////////// | 2347             0 | 4.a.
   b. Other commercial banks in the U.S. ........... | ////////////////// | ////////////////// | 2348           500 | 4.b.
5. Other depository institutions in the U.S. ....... | 2207        83,817 | 2312        83,817 | 2349             0 | 5.
6. Banks in foreign countries ...................... | 2213           578 | 2320           578 | ////////////////// | 6.
   a. Foreign branches of other U.S. banks ......... | ////////////////// | ////////////////// | 2367             0 | 6.a.
   b. Other banks in foreign countries ............. | ////////////////// | ////////////////// | 2373             0 | 6.b.
7. Foreign governments and official institutions     | ////////////////// | ////////////////// | ////////////////// |
   (including foreign central banks) ............... | 2216           141 | 2300           141 | 2377             0 |  7.
8. Certified and official checks ................... | 2330        49,147 | 2330        49,147 | ////////////////// | 8.
9. Total (sum of items 1 through 8) (sum of          | ////////////////// | ////////////////// | ////////////////// |
   columns A and C must equal Schedule RC,           | ////////////////// | ////////////////// | ////////////////// |
   item 13.a) ...................................... | 2215     3,322,234 | 2210     2,359,779 | 2385     6,621,402 | 9.
                                                     ----------------------------------------------------------------

Memoranda                                                          Dollar Amounts in Thousands | RCON  Bil Mil Thou |
- -----------------------------------------------------------------------------------------------------------------------------------
1. Selected components of total deposits (i.e., sum of item 9, columns A and C):               | ////////////////// |
   a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts .................... | 6835       879,495 | M.1.a.
   b. Total brokered deposits ................................................................ | 2365     1,322,347 | M.1.b.
   c. Fully insured brokered deposits (included in Memorandum item 1.b above):                 | ////////////////// |
      (1) Issued in denominations of less than $100,000 ...................................... | 2343           103 | M.1.c.(1)
      (2) Issued either in denominations of $100,000 or in denominations greater than $100,000 | ////////////////// |
          and participated out by the broker in shares of $100,000 or less.................... | 2344     1,322,244 | M.1.c.(2)
   d. Total deposits denominated in foreign currencies........................................ | 3776             0 | M.1.d.
   e. Preferred deposits (uninsured deposits of states and political subdivisions in the       | ////////////////// |
      U.S. reported in item 3 above which are secured or collateralized as required under      | ////////////////// |
      state law) ............................................................................. | 5590       402,081 | M.1.e.
2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.d must   | ////////////////// |
   equal item 9, column C above):                                                              | ////////////////// |
   a. Savings deposits:                                                                        | ////////////////// |
      (1) Money market deposit accounts (MMDAs) .............................................. | 6810       728,702 | M.2.a.(1)
      (2) Other savings deposits (excludes MMDAs) ............................................ | 0352     2,015,833 | M.2.a.(2)
   b. Total time deposits of less than $100,000 .............................................. | 6648     2,044,632 | M.2.b.
   c. Time certificates of deposit of $100,000 or more ....................................... | 6645     1,832,235 | M.2.c.
   d. Open-account time deposits of $100,000 or more ......................................... | 6646             0 | M.2.d.
3. All NOW accounts (included in column A above) ............................................. | 2398       962,453 | M.3.
                                                                                               ----------------------

                                      19

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION        Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                           Page RC-10
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-E--Continued

Part I. Continued

Memoranda (continued)

Deposit Totals for FDIC Insurance Assessments
                                                                   Dollar Amounts in Thousands | RCON  Bil Mil Thou |
- -----------------------------------------------------------------------------------------------------------------------------------
4. Total deposits in domestic offices (sum of item 9, column A and item 9, column C)           | ////////////////// |
   (must equal Schedule RC, item 13.a) ....................................................... | 2200     9,943,636 | M.4.
                                                                                               | ////////////////// |
   a. Total demand deposits (must equal item 9, column B) .................................... | 2210     2,359,779 | M.4.a.
   b. Total time and savings deposits(1) (must equal item 9, column A plus item 9, column C    | ////////////////// |
      minus item 9, column B) ................................................................ | 2350     7,583,857 | M.4.b.
                                                                                               ----------------------

____________
(1) For FDIC insurance assessment purposes, "total time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

                                                                   Dollar Amounts in Thousands | RCON  Bil Mil Thou |
- -----------------------------------------------------------------------------------------------------------------------------------
5. Time deposits of less than $100,000 and open-account time deposits of $100,000 or more      | ////////////////// |
   (included in Memorandum items 2.b and 2.d above) with a remaining maturity or repricing     | ////////////////// |
   frequency of:(1)                                                                            | ////////////////// |
   a. Three months or less ................................................................... | 0359       527,484 | M.5.a.
   b. Over three months through 12 months (but not over 12 months) ........................... | 3644       562,357 | M.5.b.
6. Maturity and repricing data for time certificates of deposit of $100,000 or more:(1)        | ////////////////// |
   a. Fixed rate time certificates of deposit of $100,000 or more with a remaining             | ////////////////// |
      maturity of:                                                                             | ////////////////// |
      (1) Three months or less ............................................................... | 2761       485,603 | M.6.a.(1)
      (2) Over three months through 12 months ................................................ | 2762       334,174 | M.6.a.(2)
      (3) Over one year through five years ................................................... | 2763     1,009,153 | M.6.a.(3)
      (4) Over five years .................................................................... | 2765         3,305 | M.6.a.(4)
      (5) Total fixed rate time certificates of deposit of $100,000 or more (sum of            | ////////////////// |
          Memorandum items 6.a.(1) through 6.a.(4)) .......................................... | 2767     1,832,235 | M.6.a.(5)
   b. Floating rate time certificates of deposit of $100,000 or more with a repricing          | ////////////////// |
      frequency of:                                                                            | ////////////////// |
      (1) Quarterly or more frequently ....................................................... | 4568             0 | M.6.b.(1)
      (2) Annually or more frequently, but less frequently than quarterly .................... | 4569             0 | M.6.b.(2)
      (3) Every five years or more frequently, but less frequently than annually ............. | 4571             0 | M.6.b.(3)
      (4) Less frequently than every five years .............................................. | 4572             0 | M.6.b.(4)
      (5) Total floating rate time certificates of deposit of $100,000 or more (sum of         | ////////////////// |
          Memorandum items 6.b.(1) though 6.b.(4))............................................ | 4573             0 | M.6.b.(5)
   c. Total time certificates of deposit of $100,000 or more (sum of Memorandum items 6.a.(5)  | ////////////////// |
      and 6.b.(5)) (must equal Memorandum item 2.c. above) ................................... | 6645     1,832,235 | M.6.c.
                                                                                               ----------------------

____________
(1) Memorandum items 5 and 6 are not applicable to savings banks that must complete supplemental Schedule RC-J.

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date:   3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                           Page RC-1
City, State  Zip:     HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-E--Continued

Part II. Deposits in Foreign Offices (including Edge and
Agreement subsidiaries and IBFs)

                                                                                                    ______________________
                                                                        Dollar Amounts in Thousands | RCFN  Bil Mil Thou |
- --------------------------------------------------------------------------------------------------------------------------
Deposits of:                                                                                        | ////////////////// |
1. Individuals, partnerships, and corporations .................................................... | 2621       795,509 | 1.
2. U.S. banks (including IBFs and foreign branches of U.S. banks) ................................. | 2623       192,000 | 2.
3. Foreign banks (including U.S. branches and                                                       | ////////////////// |
   agencies of foreign banks, including their IBFs) ............................................... | 2625             0 | 3.
4. Foreign governments and official institutions (including foreign central banks) ................ | 2650             0 | 4.
5. Certified and official checks .................................................................. | 2330             0 | 5.
6. All other deposits ............................................................................. | 2668             0 | 6.
7. Total (sum of items 1 through 6) (must equal Schedule RC, item 13.b) ........................... | 2200       987,509 | 7.
                                                                                                    ----------------------

Schedule RC-F--Other Assets

                                                                                                                    ________
                                                                                                                    | C430 | lesser
                                                                                                ---------------------------- than -
                                                                    Dollar Amounts in Thousands | //////////  Bil Mil Thou |
- ----------------------------------------------------------------------------------------------------------------------------
1. Income earned, not collected on loans ...................................................... | RCFD 2164         57,923 | 1.
2. Net deferred tax assets(1) ................................................................. | RCFD 2148         87,135 | 2.
3. Excess residential mortgage servicing fees receivable ...................................... | RFCD 5371         24,529 | 3.
4. Other (itemize amounts that exceed 25% of this item) ....................................... | RFCD 2168        432,082 | 4.
      _____________                                              --------------------------------
   a. | TEXT 3549 |                                              | RCFD 3549 |                  | //////////////////////// | 4.a
      -----------------------------------------------------------|           |                  |                          |
   b. | TEXT 3550 |                                              | RCFD 3550 |                  | //////////////////////// | 4.b
      -----------------------------------------------------------|           |                  |                          |
   c. | TEXT 3551 |                                              | RCFD 3551 |                  | //////////////////////// | 4.c
      ------------------------------------------------------------------------------------------|                          |
5. Total (sum of items 1 through 6) (must equal Schedule RC, item 11) ......................... | RCFD 2160        601,669 | 5.
                                                                                                ----------------------------
Memorandum
                                                                                                ----------------------------
                                                                    Dollar Amounts in Thousands | //////////  Bil Mil Thou |
- ----------------------------------------------------------------------------------------------------------------------------
1. Deferred tax assets disallowed for regulatory capital purposes ............................. | RCFD 5610              0 | M.1.
                                                                                                ----------------------------

Schedule RC-G--Other Liabilities

                                                                                                                    ________
                                                                                                                    | C435 | lesser
                                                                                                ---------------------------- than -
                                                                    Dollar Amounts in Thousands | //////////  Bil Mil Thou |
- ----------------------------------------------------------------------------------------------------------------------------
1. a. Interest accrued and unpaid on deposits in domestic offices(2) .......................... | RCON 3645         44,817 | 1.a.
   b. Other expenses accrued and unpaid (includes accrued income taxes payable) ............... | RCFD 3646        112,040 | 1.b.
2. Net deferred tax liabilities(1) ............................................................ | RCFD 3049              0 | 2.
3. Minority interest in consolidated subsidiaries ............................................. | RFCD 3000              0 | 3.
4. Other (itemize amounts that exceed 25% of this item) ....................................... | RFCD 2968         80,179 | 4.
      _____________                                              -------------------------------
   a. | TEXT 3552 |                                              | RCFD 3552 |         45,000   | //////////////////////// | 4.a
      -----------------------------------------------------------|           |                  |                          |
   b. | TEXT 3553 |                                              | RCFD 3553 |                  | //////////////////////// | 4.b
      -----------------------------------------------------------|           |                  |                          |
   c. | TEXT 3554 |                                              | RCFD 3554 |                  | //////////////////////// | 4.c
      ------------------------------------------------------------------------------------------|                          |
5. Total (sum of items 1 through 6) (must equal Schedule RC, item 20) ......................... | RCFD 2930        237,036 | 5.
                                                                                                ----------------------------

_____________
(1) See discussion of deferred income taxes in Glossary entry on "income taxes."

(2) For savings banks, include "dividends" accrued and unpaid on deposits.

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                         Page RC-12
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-H--Selected Balance Sheet Items for Domestic Offices

                                                                                                           |  C440  | lesser than -
                                                                                               ----------------------
                                                                                               |  Domestic Offices  |
                                                                                               ----------------------
                                                                   Dollar Amounts in Thousands | RCON  Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------
 1. Customers' liability to this bank on acceptances outstanding.............................. | 2155        15,953 |  1.
 2. Bank's liability on acceptances executed and outstanding.................................. | 2920        15,953 |  2.
 3. Federal funds sold and securities purchased under agreements to resell.................... | 1350       391,700 |  3.
 4. Federal funds purchased and securities sold under agreements to repurchase................ | 2800     3,735,104 |  4.
 5. Other borrowed money...................................................................... | 3190     1,887,993 |  5.
    EITHER                                                                                     | ////////////////// |
 6. Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs............... | 2163           N/A |  6.
    OR                                                                                         | ////////////////// |
 7. Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs................. | 2941       967,509 |  7.
 8. Total assets (excludes net due from foreign offices, Edge and Agreement subsidiaries, and  | ////////////////// |
    IBFs)..................................................................................... | 2192   18,643,1111 |  8.
 9. Total liabilities (excludes net due to foreign offices, Edge and Agreement subsidiaries,   | ////////////////// |
    and IBFs)................................................................................. | 3129    16,247,204 |  9.


Items 10-17 include held-to-maturity and available-for-sale securities in domestic offices.
                                                                                               ----------------------
                                                                                               | RCON  Bil Mil Thou |
                                                                                               ----------------------
10. U.S. Treasury securities.................................................................. | 1779     1,728,780 | 10.
11. U.S. Government agency and corporation obligations (exclude mortgage-backed                | ////////////////// |
    securities)............................................................................... | 1785             0 | 11.
12. Securities issued by states and political subdivisions in the U.S. ....................... | 1786            49 | 12.
13. Mortgage-backed securities (MBS):                                                          | ////////////////// |
    a. Pass-through securities:                                                                | ////////////////// |
       (1) Issued or guaranteed by FNMA, FHLMC, or GNMA....................................... | 1787     1,699,839 | 13.a.(1)
       (2) Other pass-through securities...................................................... | 1869        17,122 | 13.a.(2)
    b. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):              | ////////////////// |
       (1) Issued or guaranteed by FNMA, FNLMC, or GNMA....................................... | 1877        85,184 | 13.b.(1)
       (2) All other mortgage-backed securities .............................................. | 2253       349,185 | 13.b.(2)
14. Other domestic debt securities............................................................ | 3159       857,162 | 14.
15. Foreign debt securities................................................................... | 3160         2,900 | 15.
16. Equity securities:                                                                         | ////////////////// |
    a. Investments in mutual funds............................................................ | 3161         5,892 | 16.a.
    b. Other equity securities with readily determinable fair values.......................... | 3162             0 | 16.b.
    c. All other equity securities............................................................ | 3169        65,788 | 16.c.
17. Total held-to-maturity and available-for-sale securities (sum of items 10 through 16)..... | 3170     4,811,901 | 17.
                                                                                               ----------------------


Memorandum (to be completed only by banks with IBFs and other "foreign" offices)

                                                                   Dollar Amounts in Thousands | RCON  Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------
    EITHER                                                                                     | ////////////////// |
 1. Net due from the IBF of the domestic offices of the reporting bank........................ | 3051           N/A | M.1.
    OR                                                                                         | ////////////////// |
 2. Net due to the IBF of the domestic offices of the reporting bank.......................... | 3059           N/A | M.2.
                                                                                               ----------------------

Legal Title of Bank:   SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION         Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:               777 MAIN STREET                                                                             Page RC-1
City, State  Zip:      HARTFORD, CT  06115
FDIC Certificate No.:  |0|2|4|9|9|

Schedule RC-I--Selected Assets and Liabilities of IBFs
To be completed only by banks with IBFs and other "foreign" offices.
                                                                                                                __________
                                                                                                                |  C445  | Lesser
                                                                                                    ---------------------- than -
                                                                        Dollar Amounts in Thousands | RCFN  Bil Mil Thou |
- --------------------------------------------------------------------------------------------------------------------------
 1. Total IBF assets of the consolidated bank (component of Schedule RC, item 12) ................. | 2133           N/A | 1.
 2. Total IBF loans and lease financing receivables (component of Schedule RC-C, part I, item 12,   | ////////////////// |
    column A) ..................................................................................... | 2076           N/A | 2.
 3. IBF commercial and industrial loans (component of Schedule RC-C, part I, item 4, column A) .... | 2077           N/A | 3.
 4. Total IBF liabilities (component of Schedule RC, item 21) ..................................... | 2898           N/A | 4.
 5. IBF deposit liabilities due to banks, including other IBFs (component of Schedule RC-E,         | ////////////////// |
    part II, items 2 and 3) ....................................................................... | 2379           N/A | 5.
 6. Other IBF deposit liabilities (component of Schedule RC-E, part II, items 1, 4, 5, and 6) ..... | 2381           N/A | 6.
                                                                                                    ----------------------

Schedule RC-K--Quarterly Averages (1)
                                                                                                                ----------
                                                                                                                |  C455  | Lesser
                                                                                               --------------------------- than -
                                                                   Dollar Amounts in Thousands | /////////  Bil Mil Thou |
- --------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                         | /////////////////////// |
 1. Interest-bearing balances due from depository institutions ............................... | RCFD 3381       130,889 |  1.
 2. U.S. Treasury securities and U.S. Government agency and corporation obligations(2) ....... | RCFD 3382     3,478,417 |  2.
 3. Securities issued by states and political subdivisions in the U.S.(2) .................... | RCFD 3383            60 |  3.
 4. a. Other debt securities(2) .............................................................. | RCFD 3647     1,340,956 |  4.a.
    b. Equity securities(3) (includes investments in mutual funds and Federal Reserve stock) . | RCFD 3648        63,197 |  4.b.
 5. Federal funds sold and securities purchased under agreements to resell in domestic offices | /////////////////////// |
    of the bank and of its Edge and Agreement subsidiaries, and in IBFs ...................... | RCFD 3365       251,455 |  5.
 6. Loans:                                                                                     | /////////////////////// |
    a. Loans in domestic offices:                                                              | /////////////////////// |
       (1) Total loans ....................................................................... | RCON 3360    11,242,553 |  6.a.(1)
       (2) Loans secured by real estate ...................................................... | RCON 3385     4,959,628 |  6.a.(2)
       (3) Loans to finance agricultural production and other loans to farmers ............... | RCON 3386         2,919 |  6.a.(3)
       (4) Commercial and industrial loans ................................................... | RCON 3387     4,565,110 |  6.a.(4)
       (5) Loans to individuals for household, family, and other personal expenditures ....... | RCON 3388       557,004 |  6.a.(5)
    b. Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs ............. | RCFN 3360             0 |  6.b.
 7. Trading assets ........................................................................... | RCFD 3401             0 |  7.
 8. Lease financing receivables (net of unearned income) ..................................... | RCFD 3484        10,359 |  8.
 9. Total assets(4) .......................................................................... | RCFD 3368    18,118,924 |  9.
LIABILITIES                                                                                    | /////////////////////// |
10. Interest-bearing transaction accounts in domestic offices (NOW accounts, ATS accounts,     | /////////////////////// |
    and telephone and preauthorized transfer accounts) (exclude demand deposits) ............  | RCON 3485       947,726 | 10.
11. Nontransaction accounts in domestic offices:                                               | /////////////////////// |
    a. Money market deposit accounts (MMDAs) ................................................. | RCON 3486       731,263 | 11.a.
    b. Other savings deposits ................................................................ | RCON 3487     2,068,655 | 11.b.
    c. Time certificates of deposit of $100,000 or more ...................................... | RCON 3345     1,552,212 | 11.c.
    d. All other time deposits ............................................................... | RCON 3469     1,983,503 | 11.d.
12. Interest-bearing deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs .. | RCFN 3404       789,625 | 12.
13. Federal funds purchased and securities sold under agreements to repurchase in domestic     | /////////////////////// |
    offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs .............. | RCFD 3353     4,343,543 | 13.
14. Other borrowed money ..................................................................... | RCFD 3355     1,649,203 | 14.
                                                                                               ---------------------------

- --------------
(1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter, or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).
(2) Quarterly averages for all debt securities should be based on amortized cost.
(3) Quarterly averages for all equity securities should be based on historical cost.
(4) The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION       Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                          Page RC-14
City, State  Zip:     HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-L--Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

                                                                                                          __________
                                                                                                          |  C460  | lesser than
                                                                                              ----------------------
                                                                  Dollar Amounts in Thousands | RCFD  Bil Mil Thou |
- --------------------------------------------------------------------------------------------------------------------
 1. Unused commitments:                                                                        | ////////////////// |
    a. Revolving, open-end lines secured by 1-4 family residential properties, e.g., home      | ////////////////// |
       equity lines .......................................................................... | 3814       424,211 |  1.a.
    b. Credit card lines ..................................................................... | 3815             0 |  1.b.
    c. Commercial real estate, construction, and land development:                             | ////////////////// |
       (1) Commitments to fund loans secured by real estate .................................. | 3816        29,853 |  1.c.(1)
       (2) Commitments to fund loans not secured by real estate .............................. | 6550        17,758 |  1.c.(2)
    d. Securities underwriting ............................................................... | 3817             0 |  1.d.
    e. Other unused commitments .............................................................. | 3818     7,529,404 |  1.e.
 2. Financial standby letters of credit and foreign office guarantees ........................ | 3819     1,035,212 |  2.
                                                                         ______________________| ////////////////// |
    a. Amount of financial standby letters of credit conveyed to others  | RCFD 3820 |     910 | ////////////////// |  2.a.
                                                                         ----------------------| ////////////////// |
 3. Performance standby letters of credit and foreign office guarantees ...................... | 3821       105,961 |  3.
    a. Amount of performance standby letters of credit conveyed to       ______________________| ////////////////// |
       others .......................................................... | RCFD 3822 |       0 | ////////////////// |  3.a.
 4. Commercial and similar letters of credit ................................................. | 3411        83,030 |  4.
 5. Participations in acceptances (as described in the instructions) conveyed to others by     | ////////////////// |
     the reporting bank ...................................................................... | 3428             0 |  5.
 6. Participations in acceptances (as described in the instructions) acquired by the reporting | ////////////////// |
    (nonaccepting) bank ...................................................................... | 3429         8,529 |  6.
 7. Securities borrowed ...................................................................... | 3432             0 |  7.
 8. Securities lent (including customers' securities lent where the customer is indemnified    | ////////////////// |
    against loss by the reporting bank) ...................................................... | 3433             0 |  8.
 9. Mortgages transferred (i.e., sold or swapped) with recourse that have been treated as sold | ////////////////// |
    for Call Report purposes:                                                                  | ////////////////// |
    a. FNMA and FHLMC residential mortgage loan pools:                                         | ////////////////// |
       (1) Outstanding principal balance of mortgages transferred as of the report date ...... | 3650        80,150 |  9.a.(1)
       (2) Amount of recourse exposure on these mortgages as of the report date .............. | 3651        63,418 |  9.a.(2)
    b. Private (nongovernment-issued or -guaranteed) residential mortgage loan pools:          | ////////////////// |
       (1) Outstanding principal balance of mortgages transferred as of the report date ...... | 3652             0 |  9.b.(1)
       (2) Amount of recourse exposure on these mortgages as of the report date .............. | 3653             0 |  9.b.(2)
    c. Farmer Mac agricultural mortgage loan pools:                                            | ////////////////// |
       (1) Outstanding principal balance of mortgages transferred as of the report date ...... | 3654             0 |  9.c.(1)
       (2) Amount of recourse exposure on these mortgages as of the report date .............. | 3655             0 |  9.c.(2)
10. When-issued securities:                                                                    | ////////////////// |
    a. Gross commitments to purchase ......................................................... | 3434             0 | 10.a.
    b. Gross commitments to sell ............................................................. | 3435             0 | 10.b.
11. Spot foreign exchange contracts .......................................................... | 8765         8,998 | 11.
12. All other off-balance sheet liabilities (excluded off-balance sheet derivatives) (itemize  | ////////////////// |
    and describe each component of this item over 25% of Schedule RC, item 28, "Total          | ////////////////// |
    equity capital") ......................................................................... | 3430             0 | 12.
       _____________                                                   _______________________ | ////////////////// |
    a. | TEXT 3555 |___________________________________________________| RCFD 3555 |           | ////////////////// | 12.a.
       -------------
    b. | TEXT 3556 |___________________________________________________| RCFD 3556 |           | ////////////////// | 12.b.
       -------------
    c. | TEXT 3557 |___________________________________________________| RCFD 3557 |           | ////////////////// | 12.c.
       -------------
    d. | TEXT 3558 |___________________________________________________| RCFD 3558 |           | ////////////////// | 12.d.
       ----------------------------------------------------------------------------------------| ////////////////// |
13. All other off-balance sheet assets (exclude off-balance sheet derivatives) (itemize and    | ////////////////// |
    describe each component of this item over 25% of Schedule RC, item 28, "Total equity
    capital") ................................................................................ | 5591             0 | 13.
       _____________                                                   _______________________ | ////////////////// |
    a. | TEXT 5592 |___________________________________________________| RCFD 5592 |           | ////////////////// | 13.a.
       -------------
    b. | TEXT 5593 |___________________________________________________| RCFD 5593 |           | ////////////////// | 13.b.
       -------------
    c. | TEXT 5594 |___________________________________________________| RCFD 5594 |           | ////////////////// | 13.c.
       -------------
    d. | TEXT 5595 |___________________________________________________| RCFD 5595 |           | ////////////////// | 13.d.
       --------------------------------------------------------------------------------------------------------------

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 03
Address:              777 MAIN STREET                                                                          Page RC-
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-L--Continued

                                                                                                            ----------
                                                                                                            |  C461  | lesser than -
                                  ------------------------------------------------------------------------------------
                                  |     (Column A)    |     (Column B)     |     (Column C)     |     (Column D)     |
      Dollar Amounts in Thousands |   Interest Rate   |  Foreign Exchange  | Equity Derivative  |   Commodity and    |
- ----------------------------------|     Contracts     |     Contracts      |    Contracts       |  Other Contracts   |
|  Off-balance Sheet Derivatives  |-----------------------------------------------------------------------------------
|        Position Indicators      | Tril Bil Mil Thou | Tril Bil Mil Thou  | Tril Bil Mil Thou  | Tril Bil Mil Thou  |
- ----------------------------------------------------------------------------------------------------------------------
14. Gross amounts (e.g., notional | ///////////////// | ////////////////// | ////////////////// | ////////////////// |
    amounts) (for each column,    | ///////////////// | ////////////////// | ////////////////// | ////////////////// |
    sum of items 14.a. through    | ///////////////// | ////////////////// | ////////////////// | ////////////////// |
    14.e must equal sum of items  | ///////////////// | ////////////////// | ////////////////// | ////////////////// |
    15, 16.a, and 16.b):          | ///////////////// | ////////////////// | ////////////////// | ////////////////// |
                                  ------------------------------------------------------------------------------------
    a. Future contracts.......... |         1,069,500 |                  0 |                  0 |                  0 | 14.a.
                                  ------------------------------------------------------------------------------------
                                  |     RCFD 8693     |      RCFD 8694     |     RCFD 8695      |      RCFD 8696     |
                                  ------------------------------------------------------------------------------------
    b. Forward contracts......... |            31,000 |          3,760,608 |                  0 |                  0 | 14.b.
                                  ------------------------------------------------------------------------------------
                                  |     RCFD 8697     |      RCFD 8698     |     RCFD 8699      |      RCFD 8700     |
                                  ------------------------------------------------------------------------------------
    c. Exchange-traded option     | ///////////////// | ////////////////// | ////////////////// | ////////////////// |
       contracts:                 | ///////////////// | ////////////////// | ////////////////// | ////////////////// |
       (1) Written options......  |                 0 |                  0 |                  0 |                  0 | 14.c.(1)
                                  ------------------------------------------------------------------------------------
                                  |     RCFD 8701     |     RCFD 8702      |     RCFD 8703      |      RCFD 8704     |
                                  ------------------------------------------------------------------------------------
       (2) Purchased options....  |                 0 |                  0 |                  0 |                  0 | 14.c.(2)
                                  ------------------------------------------------------------------------------------
                                  |     RCFD 8705     |     RCFD 8706      |     RCFD 8707      |      RCFD 8708     |
                                  ------------------------------------------------------------------------------------
    d. Over-the-counter option    | ///////////////// | ////////////////// | ////////////////// | ////////////////// |
       contracts:                 | ///////////////// | ////////////////// | ////////////////// | ////////////////// |
       (1) Written options....... |           393,500 |                  0 |                  0 |                  0 | 14.d.(1)
                                  ------------------------------------------------------------------------------------
                                  |     RCFD 8709     |     RCFD 8710      |     RCFD 8711      |      RCFD 8712     |
                                  ------------------------------------------------------------------------------------
       (2) Purchased options..... |           918,500 |                  0 |                  0 |                  0 | 14.d.(2)
                                  ------------------------------------------------------------------------------------
                                  |     RCFD 8713     |     RCFD 8714      |     RCFD 8715      |      RCFD 8716     |
                                  ------------------------------------------------------------------------------------
    e. Swaps .................... |         4,108,867 |                  0 |                  0 |                  0 | 14.e.
                                  ------------------------------------------------------------------------------------
                                  |     RCFD 3450     |     RCFD 3826      |     RCFD 8719      |      RCFD 8720     |
                                  ------------------------------------------------------------------------------------
15. Total gross notional amount   | ////////////////// | ////////////////// | ///////////////// | ////////////////// |
    of derivative contracts held  | ////////////////// | ////////////////// | ///////////////// | ////////////////// |
    for trading ................. |            300,000 |          3,760,608 |                 0 |                  0 | 15.
                                  ------------------------------------------------------------------------------------
                                  |     RCFD 7186      |    RCFD 7187       |    RCFD 8723      |      RCFD 8724     |
                                  ------------------------------------------------------------------------------------
16. Total gross notional amount of| ////////////////// | ////////////////// | ///////////////// | ////////////////// |
    derivative contracts held for | ////////////////// | ////////////////// | ///////////////// | ////////////////// |
    purposes other than trading:  | ////////////////// | ////////////////// | ///////////////// | ////////////////// |
                                  ------------------------------------------------------------------------------------
    a. Contracts marked to market |            246,500 |                  0 |                 0 |                  0 | 16.a.
                                  ------------------------------------------------------------------------------------
                                  |     RCFD 8725      |    RCFD 8726       |    RCFD 8727      |      RCFD 8728     |
                                  ------------------------------------------------------------------------------------
    b. Contracts not marked to    | ////////////////// | ////////////////// | ///////////////// | ////////////////// |
       market.................... |          5,974,867 |                  0 |                 0 |                  0 | 16.b.
                                  ------------------------------------------------------------------------------------
                                  |      RCFD 8729     |      RCFD 8730     |     RCFD 8731     |      RCFD 8732     |
                                  ------------------------------------------------------------------------------------

Legal Title of Bank:   SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date: 3/31/95  ST-BK: 09-0590  FFIEC 031
Address:               777 MAIN STREET                                                                        Page RC-16
City, State  Zip:      HARTFORD, CT  06115
FDIC Certificate No.:  |0|2|4|9|9|
                       -----------
Schedule RC-L--Continued

                                      -----------------------------------------------------------------------------------
                                      |     (Column A)    |    (Column B)      |    (Column C)      |    (Column D)     |
      Dollar Amounts in Thousands     |   Interest Rate   |  Foreign Exchange  | Equity Derivative  |   Commodity and   |
_____________________________________ |     Contracts     |    Contracts       |    Contracts       | Other Contracts   |
|  Off-balance Sheet Derivatives      |---------------------------------------------------------------------------------
|      Position Indicators            | RCFD Bil Mil Thou | RCFD  Bil Mil Thou | RCFD  Bil Mil Thou | RCFD Bil Mil Thou |
- -------------------------------------------------------------------------------------------------------------------------
17. Gross fair values of              | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
    derivative contracts:             | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
    a. Contracts held for             | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
       trading:                       |////////////////// | ////////////////// | ////////////////// | ///////////////// |
       (1) Gross positive             |////////////////// | ////////////////// | ////////////////// | ///////////////// |
           fair value ............... | 8733          511 | 8734     2,085,400 | 8735             0 | 8736            0 | 17.a.(1)
       (2) Gross negative             | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
           fair value ............... | 8737          489 | 8738     2,085,842 | 8739             0 | 8740            0 | 17.a.(2)
    b. Contracts held for             | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
        purposes other than           | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
        trading that are marked       | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
        to market:                    | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
        (1) Gross positive            | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
            fair value .............. | 8741            0 | 8742             0 | 8743             0 | 8744            0 | 17.b.(1)
        (2) Gross negative            | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
            fair value .............. | 8745          956 | 8746             0 | 8747             0 | 8748            0 | 17.b.(2)
    c. Contracts held for             | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
       purposes other than            | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
       trading that are not           | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
       marked to market:              | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
       (1) Gross positive             | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
           fair value ............... | 8749       35,440 | 8750             0 | 8751             0 | 8752            0 | 17.c.(1)
       (2) Gross negative             | ///////////////// | ////////////////// | ////////////////// | ///////////////// |
           fair value ............... | 8753       87,461 | 8754             0 | 8755             0 | 8756            0 | 17.c.(2)
                                      -----------------------------------------------------------------------------------

                                                                                                    --------------------
Memoranda                                                               Dollar Amounts in Thousands | RCFD Bil Mil Thou |
- -------------------------------------------------------------------------------------------------------------------------
 1.-2. Not applicable                                                                               | ///////////////// |
 3.    Unused commitments with an original maturity exceeding one year that are reported in         | ///////////////// |
       Schedule RC-L, items 1.a through 1.e, above (report only the unused portions of commitments  | ///////////////// |
       that are fee paid or otherwise legally binding) ............................................ | 3833    3,566,725 | M.3.
       a. Participations in commitments with an original maturity       ----------------------------| ///////////////// |
          exceeding one year conveyed to others ....................... | RCFD  3834  |      60,962 | ///////////////// | M.3.a.
 4.    To be completed only by banks with $1 billion or more in          ---------------------------| ///////////////// |
       total assets:                                                                                | ///////////////// |
       Standby letters of credit and foreign office guarantees (both financial and performance)     | ///////////////// |
       issued to non-U.S. addressees (domicile) included in Schedule RC-L, items 2 and 3, above.... | 3377      413,932 | M.4.
 5.    To be completed for the September report only:                                               | ///////////////// |
       Installment loans to individuals for household, family, and other personal expenditures that | ///////////////// |
       have been securitized and sold without recourse (with servicing retained), amounts           | ///////////////// |
       outstanding by type of loan:                                                                 | ///////////////// |
       a. Loans to purchase private passenger automobiles ......................................... | 2741          N/A | M.5.a.
       b. Credit cards and related plans .......................................................... | 2742          N/A | M.5.b.
       c. All other consumer installment credit (including mobile home loans) ..................... | 2743          N/A | M.5.c.
                                                                                                    ---------------------

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date:  3/31/95 ST-BK: 09-0590 FFIEC 031
Address:              777 MAIN STREET                                                                        Page RC-1
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-M--Memoranda

                                                                                                           ----------
                                                                                                           |  C465  | lesser than -
                                                                                               ----------------------
                                                                 Dollar Amounts in Thousands   | RCFD Bil Mil Thou  |
- ---------------------------------------------------------------------------------------------------------------------
1. Extensions of credit by the reporting bank to its executive officers, directors, principal  | ////////////////// |
   shareholders, and their related interests as of the report date:                            | ////////////////// |
   a. Aggregate amount of all  extensions of credit to all executive officers, directors,      | ////////////////// |
      principal shareholders, and their related interests..................................... | 6164         6,060 | 1.a.
   b. Number of executive officers, directors, and principal shareholders to whom the amount   | ////////////////// |
      of all extensions of credit by the reporting bank (Including extensions of credit to     | ////////////////// |
      related interests) equals or exceeds the lesser of $500,000 or 5 percent          Number | ////////////////// |
      of total capital as defined for this purpose in agency regulations. ---------------------| ////////////////// |
                                                                          | RCFD 6165 |      4 | ////////////////// | 1.b.
                                                                          ---------------------| ////////////////// |
2. Federal funds sold and securities purchased under agreements to resell with U.S. branches   | ////////////////// |
   and agencies of foreign banks(1) (included in Schedule RC, items 3.a and 3.b).............. | 3405             0 | 2.
3. Not applicable.                                                                             | ////////////////// |
4. Outstanding principal balance of 1-4 family residential mortgage loans serviced for others  | ////////////////// |
   (include both retained servicing and purchased servicing):                                  | ////////////////// |
   a. Mortgages serviced under a GNMA contract................................................ | 5500        25,378 | 4.a.
   b. Mortgages serviced under a FHLMC contract:                                               | ////////////////// |
      (1) Serviced with recourse to servicer.................................................. | 5501        22,762 | 4.b.(1)
      (2) Serviced without recourse to servicer............................................... | 5502       781,608 | 4.b.(2)
   c. Mortgages serviced under a FNMA contract:                                                | ////////////////// |
      (1) Serviced under a regular option contract............................................ | 5503        57,388 | 4.c.(1)
      (2) Serviced under a special option contract............................................ | 5504     2,357,088 | 4.c.(2)
   d. Mortgages serviced under other servicing contracts...................................... | 5505     3,131,580 | 4.d.
5. To be completed only by banks with $1 billion or more in total assets:                      | ////////////////// |
   Customers' liability to this bank on acceptances outstanding (sum of items 5.a and 5.b must | ////////////////// |
   equal Schedule RC, item 9):                                                                 | ////////////////// |
   a. U.S. addressees (domicile).............................................................. | 2103        15,953 | 5.a.
   b. Non-U.S. addressees (domicile).......................................................... | 2104             0 | 5.b.
6. Intangible assets:                                                                          | ////////////////// |
   a. Mortgage servicing rights..............................................................  | 3164        13,124 | 6.a.
   b. Other identifiable intangible assets:                                                    | ////////////////// |
      (1) Purchased credit card relationships................................................  | 5506             0 | 6.b.(1)
      (2) All other identifiable intangible assets...........................................  | 5507         4,048 | 6.b.(2)
   c. Goodwill ............................................................................... | 3163       260,543 | 6.c.
   d. Total (sum of items 6.a through 6.c) (must equal Schedule RC, item 10).................. | 2143       277,715 | 6.d.
   e. Intangible assets that have been grandfathered for regulatory capital purposes.......... | 6442             0 | 6.e.
7. Mandatory convertible debt, net of common or perpetual preferred stock dedicated to         | ////////////////// |
   redeem the debt ........................................................................... | 3295             0 | 7.
                                                                                               ----------------------

- ----------------
(1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.

Legal Title of Bank:   SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION         Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:               777 MAIN STREET                                                                            Page RC-18
City, State  Zip:      HARTFORD, CT  06115
FDIC Certificate No.:  |0|2|4|9|9|
                       -----------

Schedule RC-M--Continued

                                                                                            ---------------------------
                                                                Dollar Amounts in Thousands |            Bil Mil Thou |
- -----------------------------------------------------------------------------------------------------------------------
 8. a. Other real estate owned:                                                             | /////////////////////// |
       (1) Direct and indirect investments in real estate ventures ........................ | RCFD 5372             0 |  8.a.(1)
       (2) All other real estate owned:                                                     | /////////////////////// |
           (a) Construction and land development in domestic offices ...................... | RCON 5508           814 |  8.a.(2)(a)
           (b) Farmland in domestic offices ............................................... | RCON 5509             0 |  8.a.(2)(b)
           (c) 1-4 family residential properties in domestic offices ...................... | RCON 5510         3,125 |  8.a.(2)(c)
           (d) Multifamily (5 or more) residential properties in domestic offices ......... | RCON 5511             0 |  8.a.(2)(d)
           (e) Nonfarm nonresidential properties in domestic offices ...................... | RCON 5512         4,652 |  8.a.(2)(e)
           (f) In foreign offices ......................................................... | RCFN 5513             0 |  8.a.(2)(f)
       (3) Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule RC, item 7) ...... | RCFD 2150         8,591 |  8.a.(3)
    b. Investments in unconsolidated subsidiaries and associated companies:                 | /////////////////////// |
       (1) Direct and indirect investments in real estate ventures ........................ | RCFD 5374             0 |  8.b.(1)
       (2) All other investments in unconsolidated subsidiaries and associated companies .. | RCFD 5375             0 |  8.b.(2)
       (3) Total (sum of items 8.b.(1) and 8.b.(2)) (must equal Schedule RC, item 8) ...... | RCFD 2130             0 |  8.b.(3)
    c. Total assets of unconsolidated subsidiaries and associated companies ............... | RCFD 5376             0 |  8.c.
 9. Noncumulative perpetual preferred stock and related surplus included in Schedule RC,    | /////////////////////// |
    item 23, "Perpetual preferred stock and related surplus" .............................. | RCFD 3778             0 |  9.
10. Mutual fund and annuity sales in domestic offices during the quarter (include           | /////////////////////// |
    proprietary, private label, and third party products):                                  | /////////////////////// |
    a. Money market funds ................................................................. | RCON 6441             0 | 10.a.
    b. Equity securities funds ............................................................ | RCON 8427             0 | 10.b.
    c. Debt securities funds .............................................................. | RCON 8428             0 | 10.c.
    d. Other mutual funds ................................................................. | RCON 8429             0 | 10.d.
    e. Annuities .......................................................................... | RCON 8430             0 | 10.e.
    f. Sales of proprietary mutual funds and annuities (included in items 10.a through      | /////////////////////// |
       10.e. above) ....................................................................... | RCON 8784             0 | 10.f.
                                                                                            --------------------------

- ---------------------------------------------------------------------------------------------------------------------------------
                                                                                            ---------------------------
Memorandum                                                      Dollar Amounts in Thousands | RCFD       Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------------------
1. Interbank holdings of capital instruments (to be completed for the December              | /////////////////////// |
   report only):                                                                            | /////////////////////// |
   a. Reciprocal holdings of banking organizations' capital instruments.................... | 3836                N/A | M.1.a.
   b. Nonreciprocal holdings of banking organizations' capital instruments................. | 3837                N/A | M.1.b.
                                                                                            ---------------------------
- ---------------------------------------------------------------------------------------------------------------------------------

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date: 3/31/95   ST=BK: 0590  FFIEC 031
Address:              777 MAIN STREET                                                                      Page RC-18
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-N--Past Due and Nonaccrual Loans, Leases,
               and Other Assets

The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 10, column A, and in Memorandum items 2 through 4, column A, as confidential.

                                                                                                           ----------
                                                                                                           |  C470  | lesser than -
                                                     ----------------------------------------------------------------
                                                     |     (Column A)     |     (Column B)     |     (Column C)     |
                                                     |      Past due      |    Past due 90     |     Nonaccrual     |
                                                     |   30 through 89    |    days or more    |                    |
                                                     |  days and still    |     and still      |                    |
                                                     |      accruing      |     accruing       |                    |
                                                     ----------------------------------------------------------------
                         Dollar Amounts in Thousands | RCFD Bil Mil Thou  | RCFD  Bil Mil Thou | RCFD  Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------
1. Loans secured by real estate:                     |                    | ////////////////// | ////////////////// |
   a. To U.S. addressees (domicile)................. |                    | 1246        15,544 | 1247        98,273 | 1.a.
   b. To non-U.S. addressees (domicile)............. |         C          | 1249             0 | 1250             0 | 1.b.
2. Loans to depository institutions and              |                    | ////////////////// | ////////////////// |
   acceptances of other banks:                       |         O          | ////////////////// | ////////////////// |
   a. To U.S. banks and other U.S. depository        |                    | ////////////////// | ////////////////// |
      institutions.................................. |         N          | 5378             0 | 5379             0 | 2.a.
   b. To foreign banks ............................. |                    | 5381             0 | 5382             0 | 2.b.
3. Loans to finance agricultural production and      |         F          | ////////////////// | ////////////////// |
   other loans to farmers .......................... |                    | 1597             0 | 1583            33 | 3.
4. Commercial and industrial loans:                  |         I          | ////////////////// | ////////////////// |
   a. To U.S. addressees (domicile)................. |                    | 1252         6,043 | 1253        30,154 | 4.a.
   b. To non-U.S. addressees (domicile)............. |         D          | 1255             0 | 1256             0 | 4.b.
5. Loans to individuals for household, family, and   |                    | ////////////////// | ////////////////// |
   other personal expenditures:                      |         E          | ////////////////// | ////////////////// |
   a. Credit cards and related plans................ |                    | 5384            73 | 5385           105 | 5.a.
   b. Other (includes single payment, installment,   |         N          | ////////////////// | ////////////////// |
      and all student loans) ....................... |                    | 5387           461 | 5388           752 | 5.b.
6. Loans to foreign governments and official         |         T          | ////////////////// | ////////////////// |
   institutions..................................... |                    | 5390             0 | 5391             0 | 6.
7. All other loans.................................. |         I          | 5460           138 | 5461         7,286 | 7.
8. Lease financing receivables:                      |                    | ////////////////// | ////////////////// |
   a. Of U.S. addressees (domicile)................. |         A          | 1258             0 | 1259             0 | 8.a.
   b. Of non-U.S. addressees (domicile)............. |                    | 1272             0 | 1791             0 | 8.b.
9. Debt securities and other assets (exclude other   |         L          | ////////////////// | ////////////////// |
   real estate owned and other repossessed assets).. |                    | 3506             0 | 3507             0 | 9.
                                                     ----------------------------------------------------------------

===============================================================================

Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

                                                     ----------------------------------------------------------------
                                                     | RCFD Bil Mil Thou  | RCFD  Bil Mil Thou | RCFD  Bil Mil Thou |
                                                     ----------------------------------------------------------------
10. Loans and leases reported in items 1
    through 8 above which are wholly or partially    |                    | ////////////////// | ////////////////// |
    guaranteed by the U.S. Government............... |    CONFIDENTIAL    | 5613           283 | 5614           238 | 10.
    a. Guaranteed portion of loans and leases        |                    | ////////////////// | ////////////////// |
       included in item 10 above.................... |                    | 5616           249 | 5617           227 | 10.a.
                                                     ----------------------------------------------------------------

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                        Page RC-20
City, State  Zip:     HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------
Schedule RC-N--Continued
                                                                                                              ---------  Lesser
                                                                                                              |  C473  | than -
                                                           -------------------------------------------------------------
                                                           |   (Column A)      |   (Column B)      |    (Column C)     |
                                                           |    Past due       |  Past due 90      |    Nonaccrual     |
                                                           |  30 through 89    |   days or more    |                   |
                                                           |  days and still   |   and still       |                   |
                                                           |    accruing       |   accruing        |                   |
Memoranda                                                  -------------------------------------------------------------
                               Dollar Amounts in Thousands | RCFD Bil Mil Thou | RCFD Bil Mil Thou | RCFD Bil Mil Thou |
- ------------------------------------------------------------------------------------------------------------------------
                                                                                                                       |
1. Restructured loans and leases included in                                                                           |
   Schedule RC-N, items 1 through 8, above ............... |         C             C O N F I D E N T I A L             | M.1.
2. Loans to finance commercial real estate,                |         O                                                 |
   construction, and land development activities           |         N                                                 |
   (not secured by real estate) included in                |         F         ----------------------------------------| M.2.
   Schedule RC-N, items 4 and 7, above ................... |         I         | RCON Bil Mil Thou | RCON Bil Mil Thou |
3. Loans secured by real estate in domestic offices        |         D         |---------------------------------------|
   (included in Schedule RC-N, item 1, above):             |         E         | ///////////////// | ///////////////// |
   a. Construction and land development .................. |         N         | 2769          135 | 3492        4,931 | M.3.a.
   b. Secured by farmland ................................ |         T         | 3494            0 | 3495            0 | M.3.b.
   c. Secured by 1-4 family residential properties:        |         I         | ///////////////// | ///////////////// |
      (1) Revolving, open-end loans secured by             |         A         | ///////////////// | ///////////////// |
          1-4 family residential properties and            |         L         | ///////////////// | ///////////////// |
          extended under lines of credit ................. |                   | 5399          579 | 5400        2,526 | M.3.c.(1)
      (2) All other loans secured by 1-4 family            |                   | ///////////////// | ///////////////// |
          residential properties ......................... |                   | 5402        9,892 | 5403       23,202 | M.3.c.(2)
   d. Secured by multifamily (5 or more)                   |                   | ///////////////// | ///////////////// |
      residential properties ............................. |                   | 3500          413 | 3501        3,195 | M.3.d.
   e. Secured by nonfarm nonresidential properties ....... |                   | 3503        4,525 | 3504       64,419 | M.3.e.
                                                           ------------------------------------------------------------

                                                           -----------------------------------------
                                                           |   (Column A)      |   (Column B)      |
                                                           |  Past due 30      |  Past due 90      |
                                                           | through 89 days   |  days or more     |
                                                           -----------------------------------------
                                                           | RCFD Bil Mil Thou | RCFD Bil Mil Thou |
                                                           -----------------------------------------
4. Interest rate, foreign exchange rate, and other         |                   | ///////////////// |
   commodity and equity contracts:                         |                   | ///////////////// |
   a. Book value of amounts carried as assets ............ |   CONFIDENTIAL    | 3528            0 | M.4.a.
   b. Replacement cost of contracts with a                 |                   | ///////////////// |
      positive replacement cost .......................... |                   | 3530            0 | M.4.b.
                                                           -----------------------------------------

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                         Page RC-21
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-O--Other Data for Deposit Insurance Assessments

                                                                                                           ----------
                                                                                                           |  C475  | lesser than -
                                                                                               ----------------------
                                                                   Dollar Amounts in Thousands | RCON  Bil Mil Thou |
- -----------------------------------------------------------------------------------------------------------------------------------
 1. Unposted debits (see instructions):                                                        | ////////////////// |
    a. Actual amount of all unposted debits .................................................. | 0030           N/A |  1.a.
       OR                                                                                      | ////////////////// |
    b. Separate amount of unposted debits:                                                     | ////////////////// |
       (1) Actual amount of unposted debits to demand deposits ............................... | 0031             0 |  1.b.(1)
       (2) Actual amount of unposted debits to time and savings deposits(1) .................. | 0032             0 |  1.b.(2)
 2. Unposted credits (see instructions):                                                       | ////////////////// |
    a. Actual amount of all unposted credits ................................................. | 3510           N/A |  2.a.
       OR                                                                                      | ////////////////// |
    b. Separate amount of unposted credits:                                                    | ////////////////// |
       (1) Actual amount of unposted credits to demand deposits .............................. | 3512       432,127 |  2.b.(1)
       (2) Actual amount of unposted credits to time and savings deposits(1) ................. | 3514             0 |  2.b.(2)
 3. Uninvested trust funds (cash) held in bank's own trust department (not included in total   | ////////////////// |
    deposits in domestic offices) ............................................................ | 3520             0 |  3.
 4. Deposits of consolidated subsidiaries in domestic offices and in insured branches in       | ////////////////// |
    Puerto Rico and U.S. territories and possessions (not included in total deposits):         | ////////////////// |
    a. Demand deposits of consolidated subsidiaries .......................................... | 2211        26,823 |  4.a.
    b. Time and savings deposits(1) of consolidated subsidiaries ............................. | 2351             0 |  4.b.
    c. Interest accrued and unpaid on deposits of consolidated subsidiaries .................. | 5514             0 |  4.c.
 5. Deposits in insured branches in Puerto Rico and U.S. territories and possessions:          | ////////////////// |
    a. Demand deposits in insured branches (included in Schedule RC-E, Part II) .............. | 2229             0 |  5.a.
    b. Time and savings deposits(1) in insured branches (included in Schedule RC-E, Part II) . | 2383             0 |  5.b.
    c. Interest accrued and unpaid on deposits in insured branches                             | ////////////////// |
       (included in Schedule RC-G, item 1.b) ................................................. | 5515             0 |  5.c.
                                                                                               ----------------------

                                                                                               ----------------------
 Item 6 is not applicable to state nonmember banks that have not been authorized by the        | ////////////////// |
 Federal Reserve to act as pass-through correspondents.                                        | ////////////////// |
 6. Reserve balances actually passed through to the Federal Reserve by the reporting bank on   | ////////////////// |
    behalf of its respondent depository institutions that are also reflected as                | ////////////////// |
    deposit liabilities of the reporting bank:                                                 | ////////////////// |
    a. Amount reflected in demand deposits (included in Schedule RC-E, Part I,                 | ////////////////// |
       Memorandum item 4.a) .................................................................. | 2314             0 |  6.a.
    b. Amount reflected in time and savings deposits(1) (included in Schedule RC-E, Part I,    | ////////////////// |
       Memorandum item 4.b) .................................................................. | 2315             0 |  6.b.
 7. Unamortized premiums and discounts on time and savings deposits:(1)                        | ////////////////// |
    a. Unamortized premiums .................................................................. | 5516             0 |  7.a.
    b. Unamortized discounts ................................................................. | 5517             0 |  7.b.
                                                                                               ----------------------
- -----------------------------------------------------------------------------------------------------------------------------------
 8. To be completed by banks with "Oakar deposits."                                            ----------------------
    Total "Adjusted Attributable Deposits" of all institutions acquired under Section 5(d)(3)  | ////////////////// |
    of the Federal Deposit Insurance Act (from most recent FDIC Oakar Transaction              | ////////////////// |
    Worksheet(s)) ............................................................................ | 5518       292,130 |  8.
                                                                                               ----------------------
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                               ----------------------
 9. Deposits in lifeline accounts ............................................................ | 5596 ///////////// |  9.
10. Benefit-responsive "Depository Institution Investment Contracts" (included in total        | ////////////////// |
    deposits in domestic offices) ............................................................ | 8432             0 | 10.
                                                                                               ----------------------

______________
(1) For FDIC insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                         Page RC-22
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-O--Continued

                                                                                               ----------------------
                                                                   Dollar Amounts in Thousands | RCON  Bil Mil Thou |
- -----------------------------------------------------------------------------------------------------------------------------------
11. Adjustments to demand deposits in domestic offices reported in Schedule RC-E for           | ////////////////// |
    certain reciprocal demand balances:                                                        | ////////////////// |
    a. Amount by which demand deposits would be reduced if reciprocal demand balances          | ////////////////// |
       between the reporting bank and savings associations were reported on a net basis        | ////////////////// |
       rather than a gross basis in Schedule RC-E ............................................ | 8785             0 | 11.a.
    b. Amount by which demand deposits would be increased if reciprocal demand balances        | ////////////////// |
       between the reporting bank and U.S. branches and agencies of foreign banks were         | ////////////////// |
       reported on a gross basis rather than a net basis in Schedule RC-E .................... | 8786             0 | 11.b.
    c. Amount by which demand deposits would be reduced if cash items in process of            | ////////////////// |
       collection were included in the calculation of net reciprocal demand balances between   | ////////////////// |
       the reporting bank and the domestic offices of U.S. banks and savings associations      | ////////////////// |
       in Schedule RC-E ...................................................................... | 8787             0 | 11.c.
                                                                                               ----------------------
Memoranda (to be completed each quarter except as noted)
                                                                                               ----------------------
                                                                   Dollar Amounts in Thousands | RCON  Bil Mil Thou |
- -----------------------------------------------------------------------------------------------------------------------------------
1. Total deposits in domestic offices of the bank (sum of Memorandum items 1.a.(1) and 1.b.(1) | ////////////////// |
   must equal Schedule RC, item 13.a):                                                         | ////////////////// |
   a. Deposit accounts of $100,000 or less:                                                    | ////////////////// |
      (1) Amount of deposit accounts of $100,000 or less ..................................... | 2702     5,150,842 | M.1.a.(1)
      (2) Number of deposit accounts of $100,000 or less (to be                         Number | ////////////////// |
          completed for the June report only) ........................ | RCON 3779 |       N/A | ////////////////// | M.1.a.(2)
   b. Deposit accounts of more than $100,000:                                                  | ////////////////// |
      (1) Amount of deposit accounts of more than $100,000 ...........                  Number | 2710     4,792,794 | M.1.b.(1)
      (2) Number of deposit accounts of more than $100,000 ........... | RCON 2722 |     7,524 | ////////////////// | M.1.b.(2)
                                                                       ----------------------------------------------
2. Estimated amount of uninsured deposits in domestic offices of the bank:
   a. An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(2)
      above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.

      Indicate in the appropriate box at the right whether your bank has a                             YES       NO
      method or procedure for determining a better estimate of uninsured                   --------------------------
      deposits than the estimate described above.......................................... | RCON 6861|    |///|  X | M.2.a.
                                                                                               ----------------------
                                                                                               | RCON  Bil Mil Thou |
   b. If the box marked YES has been checked, report the estimate of uninsured deposits        ----------------------
      determined by using your bank's method or procedure .................................... | 5597           N/A | M.2.b.
                                                                                               ----------------------

- -----------------------------------------------------------------------------------------------------------------------------------
Person to whom questions about the Reports of Condition and Income should be directed:                       | C477 | lesser than -
                                                                                                             --------

ROBERT DUFF, VICE PRESIDENT                                        (203) 986-2474
- --------------------------------------------------------------     ----------------------------------------------------------------
Name and Title (TEXT 8901)                                         Area code and phone number (TEXT 8902)


Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION       Call Date:  3/31/95  ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                          Page RC-22
City, State Zip:      HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|
                      -----------

Schedule RC-R--Risk-Based Capital

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC, item 12, for June 30, 1994, must complete items 2 through 9 and Memorandum items 1 and 2. Banks with assets of less than $1 billion must complete items 1 and 2 below or Schedule RC-R in its entirety, depending on their response to item 1 below.

                                                                                                          -----------
                                                                                                          |   C480   |lesser than
1. Test for determining the extent to which Schedule RC-R must be completed.  To be completed             -----------
   only by banks with total assets of less than $1 billion. Indicate in the appropriate                   | YES   NO |
   box at the right whether the bank has total capital greater than or equal to               -----------------------
   eight percent of adjusted total assets.................................................... | RCFD 6056 |  |////|  | 1.
                                                                                              -----------------------
     For purposes of this test, adjusted total assets equals total assets less cash, U.S.
   Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-
   sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L (see instructions).
     If the box marked YES has been checked, then the bank only has to complete item 2 below. If the box marked NO has been checked, the bank must complete the remainder of this schedule.
     A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.

                                                                          -------------------------------------------
                                                                          |     (Column A)     |     (Column B)     |
                                                                          |Subordinated Debt(1)|       Other        |
                                                                          |  and Intermediate  |      Limited-      |
Item 2 is to be completed by all banks.                                   |  Term Preferred    |    Life Capital    |
                                                                          |        Stock       |    Instruments     |
                                                                          -------------------------------------------
                                              Dollar Amounts in Thousands | RCFD  Bil Mil Thou | RCFD  Bil Mil Thou |
- ---------------------------------------------------------------------------------------------------------------------
2. Subordinated debt(1) and other limited-life capital instruments        | ////////////////// | ////////////////// |
   (original weighted average maturity of at least five years) with a     | ////////////////// | ////////////////// |
   remaining maturity of:                                                 | ////////////////// | ////////////////// |
   a. One year or less ...................................................| 3780             0 | 3786             0 | 2.a.
   b. Over one year through two years ....................................| 3781             0 | 3787             0 | 2.b.
   c. Over two years through three years .................................| 3782             0 | 3788             0 | 2.c.
   d. Over three years through four years ................................| 3783             0 | 3789             0 | 2.d.
   e. Over four years through five years .................................| 3784             0 | 3790             0 | 2.e.
   f. Over five years ....................................................| 3785       250,000 | 3791             0 | 2.f.
                                                                          -------------------------------------------
3. Not applicable.
                                                                          -------------------------------------------
                                                                          |     (Column A)     |     (Column B)     |
Items 4-9 and Memorandum item 1 are to be completed                       |       Assets       |   Credit Equiv-    |
by banks that answered NO to item 1 above and                             |      Recorded      |   alent Amount     |
by banks with total assets of $1 billion or more.                         |       on the       |  of Off-Balance    |
                                                                          |    Balance Sheet   |   Sheet Items(2)   |
                                                                          -------------------------------------------
                                                                          | RCFD  Bil Mil Thou | RCFD  Bil Mil Thou |
4. Assets and credit equivalent amounts of off-balance sheet items        -------------------------------------------
   assigned to the Zero percent risk category:                            | ////////////////// | ////////////////// |
   a. Assets recorded on the balance sheet:                               | ////////////////// | ////////////////// |
      (1) Securities issued by, other claims on, and claims               | ////////////////// | ////////////////// |
          unconditionally guaranteed by, the U.S. Government and its      | ////////////////// | ////////////////// |
          agencies and other OECD central governments ....................| 3794     1,823,286 | ////////////////// | 4.a.(1)
      (2) All other ......................................................| 3795       313,104 | ////////////////// | 4.a.(2)
   b. Credit equivalent amount of off-balance sheet items ................| ////////////////// | 3796             0 | 4.b.
                                                                          -------------------------------------------

______________
(1) Exclude mandatory convertible debt reported in Schedule RC-M, item 7.
(2) Do not report in column B the risk-weighted amount of assets reported in column A.

Legal Title of Bank:  SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION      Call Date: 3/31/95   ST-BK: 09-0590  FFIEC 031
Address:              777 MAIN STREET                                                                         Page RC-24
City, State  Zip:     HARTFORD, CT  06115
FDIC Certificate No.: |0|2|4|9|9|

Schedule RC-R--Continued

                                                                            -------------------------------------------
                                                                            |     (Column A)     |     (Column B)     |
                                                                            |       Assets       |    Credit Equiv-   |
                                                                            |      Recorded      |    alent Amount    |
                                                                            |       on the       |   of Off-Balance   |
                                                                            |   Balance Sheet    |   Sheet Items(1)   |
                                                                            |--------------------|--------------------|
                                                Dollar Amounts in Thousands | RCFD Bil Mil Thou  | RCFD Bil Mil Thou  |
- ----------------------------------------------------------------------------|--------------------|--------------------|
5. Assets and credit equivalent amounts of off-balance sheet items          | ////////////////// | ////////////////// |
   assigned to the 20 percent risk category:                                | ////////////////// | ////////////////// |
   a. Assets recorded on the balance sheet:                                 | ////////////////// | ////////////////// |
      (1) Claims conditionally guaranteed by the U.S. Government and its    | ////////////////// | ////////////////// |
          agencies and other OECD central governments ..................... | 3798        23,366 | ////////////////// | 5.a.(1)
      (2) Claims collateralized by securities issued by the U.S. Govern-    | ////////////////// | ////////////////// |
          ment and its agencies and other OECD central governments; by      | ////////////////// | ////////////////// |
          securities issued by U.S. Government-sponsored agencies; and      | ////////////////// | ////////////////// |
          by cash on deposit ...............................................| 3799             0 | ////////////////// | 5.a.(2)
      (3) All other ........................................................| 3800     3,027,206 | ////////////////// | 5.a.(3)
   b. Credit equivalent amount of off-balance sheet items ..................| ////////////////// | 3801       242,427 | 5.b.
6. Assets and credit equivalent amounts of off-balance sheet items          | ////////////////// | ////////////////// |
   assigned to the 50 percent risk category:                                | ////////////////// | ////////////////// |
   a. Assets recorded on the balance sheet .................................| 3802     3,242,777 | ////////////////// | 6.a.
   b. Credit equivalent amount of off-balance sheet items ..................| ////////////////// | 3803       154,097 | 6.b.
7. Assets and credit equivalent amounts of off-balance sheet items          | ////////////////// | ////////////////// |
   assigned to the 100 percent risk category:                               | ////////////////// | ////////////////// |
   a. Assets recorded on the balance sheet .................................| 3804    10,563,754 | ////////////////// | 7.a.
   b. Credit equivalent amount of off-balance sheet items ..................| ////////////////// | 3805     2,856,770 | 7.b.
8. On-balance sheet asset values excluded from the calculation of the       | ////////////////// | ////////////////// |
   risk-based capital ratio(2) .............................................| 3806       (22,943)| ////////////////// | 8.
9. Total assets recorded on the balance sheet (sum of                       | ////////////////// | ////////////////// |
   items 4.a, 5.a, 6.a, 7.a, and 8, column A)(must equal Schedule RC,       | ////////////////// | ////////////////// |
   item 12 plus items 4.b and 4.c) .........................................| 3807    18,970,550 | ////////////////// | 9.
                                                                            -------------------------------------------

Memoranda                                                                                        ----------------------
                                                                     Dollar Amounts in Thousands | RCFD Bil Mil Thou  |
- -------------------------------------------------------------------------------------------------|--------------------|
1. Current credit exposure across all off-balance sheet derivative contracts covered by the      | ////////////////// |
   risk-based capital standards..................................................................| 8764       245,300 | M.1.
                                                                                                 ----------------------

                                                    -------------------------------------------------------------------
                                                    |                  With a remaining maturity of                   |
                                                    |-----------------------------------------------------------------|
                                                    |       (Column A)    |     (Column B)      |      (Column C)     |
                                                    | One year or less    |    Over one year    |   Over five years   |
                                                    |                     | through five years  |                     |
                                                    |---------------------|---------------------|---------------------|
2. Notional principal amounts of off-balance        | RCFD  Bil Mil Thou  | RCFD  Bil Mil Thou  | RCFD  Bil Mil Thou  |
   sheet derivative contracts(3):                   |---------------------|---------------------|---------------------|
   a. Interest rate contracts.......................| 3809        284,000 | 8766      4,146,367 | 8767         23,000 |  M.2.a.
   b. Foreign exchange contracts....................| 3812      3,556,773 | 8769              0 | 8770              0 |  M.2.b.
   c. Gold contracts................................| 8771              0 | 8772              0 | 8773              0 |  M.2.c.
   d. Other precious metals contracts...............| 8774              0 | 8775              0 | 8776              0 |  M.2.d.
   e. Other commodity contracts.....................| 8777              0 | 8778              0 | 8779              0 |  M.2.e.
   f. Equity derivative contracts...................| A000              0 | A001              0 | A002              0 |  M.2.f.
                                                    -------------------------------------------------------------------

(1) Do not report in column B the risk-weighted amount of assets reported in column A.
(2) Include the difference between the fair value and the amortized cost of available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g., futures contracts) not subject to risk-based capital. Exclude from item 8 margin accounts and accrued receivables as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.
(3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

              Optional Narrative Statement Concerning the Amounts          [35]
                Reported in the Reports of Condition and Income

                    at close of business on March 31, 1995

Shawnut Bank Connecticut, N.A.      Hartford,                   Connecticut
- --------------------------------------------------------------------------------
Legal Title of Bank                 City                        State

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in column A and in all of Memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and "None."

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT
WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR
ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.
- --------------------------------------------------------------------------------
No comment [X]                                                      [C471|C472]

BANK MANAGEMENT STATEMENT (please type or print clearly):





                 -------------------------------------------April 30, 1995
                 Signature of Executive Officer of Bank     Date of Signature